                                                                  EXHIBIT 10.101

                                                  SINGLE TENANT INDUSTRIAL LEASE





                             WESTPEN PROPERTIES LTD.

                                    LANDLORD


                                     - AND -


                            AMRAM'S DISTRIBUTING LTD.

                                     TENANT



                             -----------------------
                                    L E A S E
                             -----------------------



PREMISES:   18 Parkshore Drive, Brampton, Ontario

                                TABLE OF CONTENTS

SECTION

1.       LEASE SUMMARY........................................................ 1

2.       DEFINITIONS.......................................................... 2

3.       INTENT OF LEASE...................................................... 6
     3.1      Net Lease....................................................... 6
     3.2      Freely Negotiated............................................... 6

4.       LEASE OF PREMISES.................................................... 6
     4.1      Premises........................................................ 6
     4.2      Term............................................................ 6
     4.3      Acceptance of Premises.......................................... 6
     4.4      Quiet Enjoyment/Permitted Encumbrances.......................... 6
     4.5      Intentionally deleted........................................... 7

5.       RENT................................................................. 7
     5.1      Tenant to Pay................................................... 7
     5.2      Basic Rent...................................................... 7
     5.3      Additional Rent and Management Fee.............................. 7
     5.4      Deemed Rent and Allocation...................................... 7
     5.5      Monthly Payments of Additional Rent............................. 8

6.       TAXES AND OPERATING COSTS............................................ 8
     6.1      Taxes Payable by Tenant......................................... 8
     6.2      Payment of Realty Taxes......................................... 8
     6.3      Business Taxes and Sales Taxes.................................. 9
     6.4      Tax Bills and Assessment Notices................................ 9
     6.5      Contest of Realty Taxes......................................... 9
     6.6      Tenant's Payment of Operating Costs............................. 9

7.       USE OF PREMISES..................................................... 10
     7.1      Use of Premises................................................ 10
     7.2      Conduct of Business............................................ 10
     7.3      Intentionally deleted.......................................... 10
     7.4      Signs.......................................................... 10
     7.5      Waste Removal.................................................. 10
     7.6      Pest Control................................................... 10
     7.7      Waste and Nuisance............................................. 10
     7.8      Compliance with Laws........................................... 11
     7.9      Environmental.................................................. 11

8.       SERVICES AND UTILITIES.............................................. 13
     8.1      Utilities...................................................... 13
     8.2      Heating and Air Conditioning................................... 13
     8.3      Non-Liability of Landlord...................................... 14

9.       MAINTENANCE, REPAIRS AND ALTERATIONS................................ 14
     9.1      Maintenance and Repairs of Premises............................ 14
     9.2      Approval of Repairs and Alterations............................ 14
     9.3      Repair According to Landlord's Notice.......................... 15
     9.4      Notice by Tenant............................................... 15
     9.5      Ownership of Leasehold Improvements............................ 15
     9.6      Construction Liens............................................. 15
     9.7      Landlord's Repairs............................................. 16

10.      END OF TERM......................................................... 16
     10.1     Vacating of Possession......................................... 16
     10.2     Removal of Trade Fixtures...................................... 16
     10.3     Removal of Leasehold Improvements.............................. 16
     10.4     Overholding by Tenant.......................................... 16

11.      DAMAGE AND DESTRUCTION.............................................. 16
     11.1     Damage to Premises............................................. 16
     11.2     Insured Damage to Premises..................................... 17
     11.3     Damage in Last Year............................................ 18
     11.4     Restoration of Premises........................................ 18
     11.5     Determination of Matters....................................... 18

12.      INSURANCE AND INDEMNITY............................................. 18
     12.1     Landlord's Insurance........................................... 18
     12.2     Tenant's Effect On Landlord's Insurance........................ 19
     12.3     Tenant's Insurance............................................. 19
     12.4     Landlord's Right to Place Tenant's Insurance................... 20
     12.5     Landlord's Non-Liability....................................... 20
     12.6     Indemnity of Landlord.......................................... 21
     12.7     Landlord's Employees and Agents................................ 21
     12.8     Mutual Release................................................. 21

13.      ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL........................ 21
     13.1     Consent Required............................................... 21
     13.2     Obtaining Consent.............................................. 22
     13.3     Landlord's Option.............................................. 23
     13.4     Terms of Transfer.............................................. 23
     13.5     Effect of Transfer............................................. 24
     13.6     No Advertising of Premises..................................... 24
     13.7     Mortgage of Lease.............................................. 24
     13.8     Corporate Tenant............................................... 24
     13.9     Assignment by Landlord......................................... 25

14.      STATUS AND SUBORDINATION OF LEASE................................... 25
     14.1     Status Statement............................................... 25
     14.2     Subordination.................................................. 25
     14.3     Intentionally deleted.......................................... 26
     14.4     Registration................................................... 26

15.      DEFAULT AND REMEDIES................................................ 26
     15.1     Default and Remedies........................................... 26
     15.2     Intentionally deleted.......................................... 28
     15.3     Interest and Costs............................................. 28
     15.4     Bankruptcy and Insolvency...................................... 28
     15.5     Intentionally deleted.......................................... 28
     15.6     Intentionally deleted.......................................... 28
     15.7     Landlord's Right of Distress................................... 28
     15.8     Intentionally deleted.......................................... 29
     15.9     Intentionally deleted.......................................... 29
     15.10    Remedies to Subsist............................................ 29
     15.11    Impossibility of Performance................................... 30
     15.12    Tenant's Licences.............................................. 30

16.      CHANGES AND ENTRY TO PREMISES....................................... 30
     16.1     Landlord's Control............................................. 30
     16.2     Changes to Premises............................................ 30
     16.3     Access to Premises............................................. 31
     16.4     Expropriation.................................................. 31

17.      MISCELLANEOUS....................................................... 31
     17.1     Notices........................................................ 31
     17.2     Planning Act................................................... 32
     17.3     Complete Agreement............................................. 32
     17.4     Intentionally deleted.......................................... 32
     17.5     Time of the Essence............................................ 32
     17.6     Applicable Law................................................. 32
     17.7     Severability................................................... 32
     17.8     Section Numbers and Headings................................... 32

     17.9     Interpretation................................................. 33
     17.10    Successors..................................................... 33
     17.11    Privacy Policy................................................. 33

18.      LIMITATION OF LIABILITY............................................. 33

19.      INDEPENDENT LEGAL ADVICE............................................ 33

20.      COUNTERPARTS AND FACSIMILE.......................................... 33



Schedules
     Schedule "A" Legal Description of Premises
     Schedule "B" Outline Plan of Premises
     Schedule "C" Special Provisions
     Schedule "D" Environmental Questionnaire

                                                  SINGLE TENANT INDUSTRIAL LEASE

                THIS LEASE is dated December 29, 2005 and is made


B E T W E E N:

                                    WESTPEN PROPERTIES LTD.

                                    (hereinafter called "Landlord")

                                                               OF THE FIRST PART

                                    - and -


                                    AMRAM'S DISTRIBUTING LTD.

                                    (hereinafter called "Tenant")

                                                              OF THE SECOND PART

1.       LEASE SUMMARY

         The following is a summary of some of the basic terms of this Lease, which are elaborated upon in the balance of this Lease. For details of the terms referred to below, recourse should be had to the balance of this Lease. This
Section 1 is for convenience and if a conflict occurs between the provisions of this Section 1 and any other provisions of this Lease, the other provisions of this Lease shall govern.

         (a) PREMISES: the lands and building(s) municipally known as 18 Parkshore Drive, Brampton, Ontario;

         (b)      TERM: approximately, but no less, than Ten (10) years;

         (c)      COMMENCEMENT DATE: December 29, 2005;

         (d) EXPIRY DATE: the last day of the One Hundred and Twentieth (120th) month of the Term such that, if the Commencement Date is not the first day of a calendar month, the Ten (10) year term shall be extended by the requisite number of days such that the Expiry Date shall fall on the last day of the month in which the Commencement Date occurred;

         (e) BASIC RENT: an amount per square foot of Rentable Area of the Building per annum as follows:

                  RENTAL PERIOD                        RATE/SQUARE FOOT RENTABLE
                                                       AREA/ANNUM
                  Years 1, 2 and 3                     $6.28

                  Years 4, 5 and 6                     $6.40

                  Years 7, 8, 9 and 10                 $6.55

         (f) RENTABLE AREA OF BUILDING: approximately One Hundred Seventeen Thousand, Four Hundred and Thirty-Six (117,436) square feet, of which approximately, One Hundred Three Thousand, Seventy-Four (103,074) square feet of Rentable Area is warehouse space and approximately Fourteen Thousand, Three Hundred and Sixty-Two (14,362) square feet of Rentable Area is office space, subject to determination in accordance with this Lease;

         (g)      RENT DEPOSIT:  Not applicable;

         (h) USE OF PREMISES: Warehouse and distribution purposes and ancillary general business offices required therefor, all to the extent permitted by all Laws and to the extent in keeping with the standards of a first-class industrial building;

         (i)      ADDRESS FOR SERVICE OF NOTICE ON TENANT:

                  at the Premises, to the Attention:  Elliot Rivkin, President

                  Fax:  905-798-1889

                  ADDRESS FOR SERVICE OF NOTICE ON LANDLORD:

                  c/o Bentall Investment Management LP
                  55 University Avenue
                  Suite 300
                  Toronto, Ontario   M5J 2H7

                  Attention:  Asset Manager

                  Fax:  416-681-3405

         (j)      SPECIAL PROVISIONS, if any: See Schedule "C".

2.       DEFINITIONS

         Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.1  "Additional Rent" shall have the meaning ascribed to it in Section 5.3.

2.2 "Architect" means a duly qualified independent architect, engineer or quantity surveyor or other qualified person appointed or employed by Landlord.

2.3 "Basic Rent" shall have the meaning ascribed to it in Section 5.2 hereof.

2.4  "Building" means the building or buildings on the Lands.

2.5 "Capital Taxes" means the amount determined by multiplying each of the "Applicable Rates" by the "Premises Capital" and totalling the products. "Premises Capital" is the amount of capital which Landlord determines, without duplication, is invested from time to time by Landlord, the owners or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping and improving the Premises. Premises Capital will not be increased by any financing or refinancing (except to the extent that the proceeds are invested directly as Premises Capital). An "Applicable Rate" is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of Landlord or owners employed capital outside of the Province in which the Premises is situate.

2.6 "Commencement Date" shall have the meaning ascribed to it in subsection
1(c).

2.7 "CPI" means the Consumer Price Index for all items for Canada published by Statistics Canada or by any successor thereof or any other governmental agency whose responsibility it is to publish such statistics, or, if such index is at any time not published, such other index or numerical factor as designated or determined by Landlord, acting reasonably, reflecting the relative purchasing power of the Canadian dollar from time to time. In case of any required comparison of the CPI for any period of time with the CPI of any other period of time, Landlord shall be entitled to make such adjustments or conversions as shall be determined by Landlord to be appropriate, including any adjustments for the calculation of the CPI in respect of different base years from time to time.

2.7A "Excluded Assets" means the warehouse conveyor systems, the warehouse racking, the warehouse compactor and the showroom track lighting located on or in the Building or elsewhere in, on, or under the Lands as of the Commencement Date, as the same may be replaced at any time or times during the Term.

2.8  "Expiry Date" shall have the meaning given to it in subsection 1(d).

2.9 "Insured Damage" shall mean that part of any damage or destruction occurring to the Premises or the Project (as the case may be) to the extent to which the cost of repair is actually recovered or recoverable pursuant to policies of insurance which Landlord has maintained pursuant hereto or which Landlord otherwise maintains, to the extent that the premiums for which are included in Operating Costs.

2.10 Intentionally Deleted.

2.11 "Lands" means the lands described in Schedule "A" hereto.

2.12 "Laws" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all federal, provincial, municipal and other governmental and other authorities having jurisdiction.

2.13 "Lease" means this Lease, including all Schedules attached hereto.

2.14 "Leasehold Improvements", where used in this Lease, includes without limitation, all buildings, fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in or about the Premises, and includes all the following, whether or not any of the same are in fact Tenant's or trade fixtures and whether or not they are easily disconnected and moveable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; decorations; heating, ventilating, air conditioning and humidity control equipment; lighting fixtures; built-in furniture and furnishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "Leasehold Improvements" are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utility systems located therein.

2.15 "Letter of Credit Agreement(s)" means the Letter of Credit Agreement(s), if any, provided pursuant to this Lease.

2.14A "Management Company" means a company or other entity, if any, retained by the Landlord from time to time to operate or manage the Project. In sections that contain a release or other exculpatory provision or an indemnity in favour of Landlord it shall include any Management Company, and its servants, employees, agents and invitees, its officers, directors, employees.

2.16 "Operating Costs" means the aggregate of all expenses and costs of every kind determined for each fiscal period designated by Landlord, on an accrual basis in accordance with reasonable accounting principles and without duplication incurred by or on behalf of Landlord with respect to and for the operation, maintenance, repair, replacement and management of the Premises and the administration of this Lease, and all insurance relating to the Premises.

         (a) Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

                  (i) all remuneration, including wages and fringe benefits, of employees directly employed or engaged in the operation, maintenance, repair, replacement and management of the Premises including contributions and premiums towards unemployment and Workers Compensation insurance, pension plan contributions and similar premiums and contributions;

                  (ii) heating, ventilating, air conditioning and humidity control and fire sprinkler maintenance and monitoring, if any, of the Building;

                  (iii) cleaning, janitorial services, window cleaning, waste removal and pest control;

                  (iv) maintenance, repair and replacement of the Premises including all maintenance, repairs and replacements, other than to the Structure, and all costs of all improvements, furnishings, fixtures, equipment, machinery, systems and facilities constructed or installed in or used in connection with the Premises;

                  (v) depreciation or amortization of the costs of the Premises, including structures, improvements, furnishings, fixtures, equipment, machinery, facilities, systems and property which is part of or installed in or used in connection with the Premises (except to the extent that the costs are charged fully in the year in which they are incurred) (for clarification, including the costs, as determined by Landlord, acting reasonably, of those components in existence at the date hereof) which, by their nature, require periodic or substantial repair or replacement, depreciated or amortized as determined by Landlord, and interest to be calculated and paid annually on the undepreciated or amortized cost of such items in respect of which depreciation or amortization is included herein at two (2%) percent in excess of the average prime rate of interest charged by Landlord's bank at Toronto from time to time;

                  (vi) all costs in the nature of Operating Costs in respect of areas, services and facilities outside the Premises, such as sidewalks and boulevards, off-site utilities and other service connections;

                  (vii) engineering, accounting, legal and other consulting and professional services related to the Premises including the cost of preparing statements respecting Operating Costs;

                  (viii)   intentionally deleted;

                  (ix) Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes which are available to and claimed by Landlord as a credit or refund in determining Landlord's net tax liability on account of Sales Taxes, but only to the extent that such Sales Taxes are included in Operating Costs); and

                  (x) all insurance which Landlord is obliged to obtain and/or which Landlord otherwise obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim;

                  (xi)     policing, supervision, security and traffic control;

                  (xii) office expenses including telephone, stationery and supplies;

                  (xiii)   Intentionally deleted;

                  (xiv) all costs in the nature of Operating Costs incurred by Landlord in consequence of its interest in the Premises such as landscaping and maintaining all outside areas and maintaining, cleaning, and clearing of ice and snow from municipal sidewalks, adjacent property and the like;

                  (xv) a reasonable share of the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by the Landlord for management, supervisory or administrative purposes relating to the Premises;

                  (xvi) costs and expenses of environmental site reviews and investigations, removal and/or clean up of Hazardous Substances;

                  (xvii) all costs incurred by Landlord for the purpose or intent of reducing any Realty Taxes or other taxes, including, without limitation, costs incurred by Landlord, whether or not Realty Taxes are in fact reduced;

                  (xviii) interest on any deposit paid by Landlord to the supplier of a utility at a rate which shall be 1% per annum in excess of the rate of interest known as the prime rate of interest charged by Landlord's Bank in Toronto which serves as the basis on which other interest rates are calculated for Canadian dollar loans in Ontario from time to time ("Prime Rate");

                  (xix) the amount of any deposits paid to a utility supplier lost by Landlord as a result of any bankruptcy of any utility supplier amortized over a period of three (3) years from the date of such bankruptcy and interest thereon at a rate of 2% in excess of the Prime Rate.

         (b) Operating Costs, however, shall be reduced by the amount of any proceeds of insurance and damages paid by third parties in respect of and to the extent of costs included in Operating Costs as set forth above to the extent actually received by Landlord;

         (c)      Operating Costs, however, shall exclude the following:

                  (i) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties;

                  (ii) interest and principal payments on financing of the Landlord, and any other debt costs of the Landlord;

                  (iii) costs of repairs done by the Landlord and for which the Landlord has been reimbursed either as a result of an insurance claim or otherwise;

                  (iv) income taxes and other taxes personal to the Landlord;

                  (v) the amount of any Sales Tax paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to the Landlord as a credit in determining the Landlord's net tax liability or refund on account of Sales Tax, but only to the extent Sales Tax is included in Operating Costs;

                  (vi) costs incurred by the Landlord to the extent the Landlord is reimbursed from warranties or guarantees;

                  (vii)    Capital Taxes.

2.17 "Owners" means any party or parties with an ownership interest in the Premises but who is not the Landlord.

2.18 "Premises" means the Lands, together with the Building and all other structures, improvements, equipment and facilities of any kind erected or located on the Lands from time to time; the municipal address of the Premises is as set out in subsection 1(a).

2.19 "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, imposed charges, levies and assessments whatever, including school taxes, water and sewer taxes, extraordinary and special assessments and all rates, charges, excises or levies, whether or not of the foregoing nature ("Taxes"), and, whether municipal, provincial, federal or otherwise, which may be levied, confirmed, imposed, assessed, charged or rated against or in respect of the Premises or any part thereof or any furniture, fixtures, alterations, equipment or improvements therein, or against Landlord or the Owners in respect of any of the same or in respect of any rental or other compensation receivable by Landlord or the Owners in respect of the same, and including all of such Taxes which may be incurred by or imposed upon Landlord or the Owners or the Premises in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord or the Owners) any Taxes based in whole or in part on the value of the Premises, any commercial concentration levy in respect of the Premises, and any licence fee measured by rents or other charges payable by occupants of space in the Premises. Taxes shall, in every instance be calculated on the basis of the Premises being fully assessed and taxed at prevailing commercial rates for occupied space for the period for which Taxes are being calculated. Notwithstanding the foregoing provisions of this Section 2.19, Realty Taxes shall not include Capital Taxes.

2.20 "Rent" shall have the meaning ascribed to it in Section 5.1.

2.21 "Rentable Area" when applied to the Building means the sum of the areas of each floor of the Building, including any basement, measured from the exterior face of exterior walls and windows, and from the centre line of any party wall(s) between the Premises and any adjacent building, without deduction for any space occupied by structures, columns, beams, conduits, ducts or projections of any kind, and without deduction for the recessing of any entranceway or other indentation from the exterior wall line. If necessary for the determination of the Rent or for any other purpose pursuant to this Lease, the Rentable Area of the Building shall be as determined by the Architect or by a quantity surveyor or other qualified person appointed by Landlord and as soon as reasonably practical Landlord shall give Tenant a certificate prepared by such person of the Rentable Area of the Building which certificate shall be conclusive as to the Rentable Area of the Building.

2.22 "Rental Year" means a period of twelve (12) consecutive calendar months, except that:

         (a) the first Rental Year in the Term shall commence on the Commencement Date and expire on the next succeeding December 31;

         (b) the last Rental Year in the Term shall terminate upon the expiration or earlier termination of this Lease; and

         (c) Landlord shall have the right at any time or times, by written notice to Tenant, to change the expiry date of any Rental Year and, in such case, such Rental Year shall terminate on the day thus determined by Landlord and any appropriate adjustments resulting from any Rental Year being shorter or longer shall be made.

2.23 "Rent Deposit Agreement(s)" shall mean the Rent Deposit Agreement(s), if any, provided pursuant to this Lease.

2.24 "Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord, or Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.24A "Structure" shall mean the roof deck (but not roof membrane) weight bearing walls, columns, footings and foundations of the Building.

2.25 "Term" shall have the meaning ascribed to it in Section 4.2.

2.26 Intentionally deleted.

2.27 Intentionally deleted.

2.28 "Year" shall mean each consecutive period of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in the case of a Year which includes the month of February in a leap year), the first Year commencing on the Commencement Date and each successive Year commencing on the anniversary of the Commencement Date, except that if the Commencement Date is other than the first day of a calendar month then the first Year shall commence on the Commencement Date and end on the anniversary of the last day of the month in which the Commencement Date occurred, and each successive Year shall commence on the anniversary of the first day of the first full month in the Term.

3.    INTENT OF LEASE

3.1   NET LEASE

      It is the intent of the parties hereto that, except as expressly herein set out, this Lease be a lease that is absolutely net and carefree to Landlord, and that Landlord shall not be responsible for any expenses or obligations of any kind whatsoever in respect of or attributable to the Premises, all of which shall be Tenant's responsibility.

3.2   FREELY NEGOTIATED

      Landlord and Tenant acknowledge and covenant that they are each experienced and knowledgeable in commercial leasing matters and that they have both been represented by legal counsel in the discussion, negotiation and execution of this Lease. Landlord and Tenant further acknowledge and covenant that the provisions of this Lease, including without restriction all schedules attached hereto and forming part hereof, have been freely and fully discussed and negotiated and that the execution of this Lease constitutes and is deemed to constitute full and final proof of the foregoing statement. Landlord and Tenant acknowledge and agree that they have read, examined, understood and approved all of the provisions of this Lease, including without restriction all schedules attached hereto and forming part hereof. Tenant acknowledges and agrees that it has examined the Premises and is satisfied that the Premises may be used for the purpose for which they are leased in accordance with the terms of this Lease.

4.    LEASE OF PREMISES

4.1   PREMISES

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, including the Building now or hereafter to be constructed as part of the Premises.

4.2   TERM

      The term of this Lease (the "Term") shall be for the period described as the Term in Section 1(b) hereof, commencing on the Commencement Date and to be fully completed and ended on the date described as the Expiry Date, as described in Section 1(d) hereof. The Term of this Lease is non-cancellable and may only be terminated by Landlord in accordance with its terms.

4.3   ACCEPTANCE OF PREMISES

      Tenant shall accept the Premises in an "as is where is" basis as at the date hereof without any obligation on the part of Landlord to perform any work therein.

4.4   QUIET ENJOYMENT/PERMITTED ENCUMBRANCES

      (a) Subject to all of the terms of this Lease and subject to Tenant's paying all Rent and performing all obligations whatsoever as and when the same are due to be paid and performed by Tenant, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming by, from or under Landlord.

      (b) Tenant acknowledges that this Lease is subject to those encumbrances registered against the Premises as of the Commencement Date (other than any mortgages or security collateral thereto on title) ("Permitted Encumbrances") and Tenant acknowledges that it shall be responsible for any costs, charges or expenses incurred to comply with any obligations resulting from such Permitted Encumbrances.

4.5   Intentionally deleted

5.    RENT

5.1   TENANT TO PAY

      Tenant shall pay in lawful money of Canada at par at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which are collectively herein sometimes referred to collectively as "Rent") as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any rights it may have pursuant to the provisions of Section 35 of the Commercial Tenancies Act (Ontario) or any other statutory provision to the same or similar effect and any other rights it may have at law to set-off.

5.2   BASIC RENT

      Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed minimum annual rent ("Basic Rent") for each Year of the Term in the annual amount(s) described as Basic Rent in subsection 1(e) hereof, to be paid in equal monthly instalments, as described as Basic Rent in subsection 1(e) hereof, in advance on the first day of each month during the Term.

      If the first day upon which Basic Rent is payable is other than the first day of a calendar month, then Tenant shall pay upon such date Basic Rent from such date to the end of such month calculated at a daily rate of 1/365th of the annual Basic Rent. If an amount per square foot is specified in the description of Basic Rent in subsection 1(e), then the Basic Rent is intended to be such amount per square foot of Rentable Area of the Building per annum, and the Basic Rent shall be subject to adjustment based upon the Rentable Area of the Building determined in accordance with this Lease. Within thirty (30) days after such adjustment, if any, being made Tenant shall pay to Landlord any deficiency in previous payments of Basic Rent and Additional Rent, and if Tenant is not in default under the terms of this Lease the amount of any overpayment by Tenant of Basic Rent and Additional Rent shall be paid to Tenant or credited to the account of Tenant.

5.3   ADDITIONAL RENT AND MANAGEMENT FEE

(a)   In addition to Basic Rent, Tenant shall pay to Landlord as Additional
      Rent: (i) all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease; and (ii) all other amounts as and when the same shall be due and payable pursuant to any agreement or other obligation between Landlord and Tenant; all of such amounts other than Sales Taxes payable pursuant hereto, whether originally payable pursuant to this Lease or otherwise, being herein sometimes referred to as "Additional Rent". Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

(b) Tenant shall pay, as Additional Rent, a management fee of two (2%) percent of all Basic Rent payable by Tenant pursuant to this Lease, to be paid in equal monthly instalments at the same time as instalments of Basic Rent are to be paid; provided however that if the Tenant is no longer responsible for the operation, maintenance, repair, management and supervision of the Premises in accordance with the terms of Section 6.6, the management fee shall be increased to two (2%) percent of all Rent payable by Tenant pursuant to this Lease (except for this management fee), disregarding any reduction or limitation, deferral or abatement of any amount in the nature of Rent.

5.4   DEEMED RENT AND ALLOCATION

      If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) or any Sales Taxes as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant (including rights of distress and the right to accelerate Rent in accordance with the provisions of this Lease) upon such default as if such sum or sums were rent in arrears under this Lease. All Rent and Sales Taxes shall, as between the parties hereto, be deemed to be rent due or Sales Taxes due on the dates upon which such sum or sums were originally payable pursuant to this Lease and shall be paid in accordance with this Lease without any deduction, abatement or set-off whatsoever.

      Landlord may, at its option from time to time, apply or allocate or re-apply or re-allocate any sums received from or payable by Tenant to Landlord on account of any amounts payable by Tenant hereunder in such manner as Landlord determines in its sole and absolute discretion, without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant.

      No payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement, direction, note, instruction or statement without prejudice to any of Landlord's other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or non-acceptance of any amount paid or any endorsement, direction, note, instruction or statement received.

5.5   MONTHLY PAYMENTS OF ADDITIONAL RENT

      (a) Landlord may from time to time by written notice to Tenant, estimate or re-estimate any amount(s) payable by Tenant to Landlord hereunder including, without limitation, amounts in respect of Realty Taxes and insurance premiums, for the then current or next following fiscal period used by Landlord in respect of each of the said amounts. The fiscal period used by Landlord may correspond to a shorter period within any twelve month period where an item, for example Realty Taxes, is payable in full by Landlord over such shorter period. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments over the applicable fiscal period on the same days as the monthly payments of Basic Rent. Landlord may, from time to time, alter the fiscal period selected in each case. As soon as practical after the expiration of each Fiscal Year, Landlord shall furnish to Tenant a statement of the actual amounts payable by Tenant in respect of Operating Costs, Realty Taxes and any other relevant provisions hereof for such Fiscal Year (a "Final Statement"). If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof previously made by Tenant, then within thirty (30) days after delivery of such Final Statement the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord and if Tenant is not in default under the terms of the Lease, the amount of any overpayment shall be paid to or credited to the account of Tenant. Such Final Statement of Landlord shall be final and binding and Tenant shall have no right to dispute the accuracy or propriety of any amounts or calculations included therein nor make any claim in respect thereof, except to the extent that Tenant shall have, within sixty (60) days after being given such Final Statement, demonstrated to the satisfaction of Landlord any error in such Final Statement. Tenant agrees that it shall not be entitled to make any claim, including the commencing of an action against Landlord, with respect to any Additional Rent charges payable hereunder for any fiscal period unless such claim is made within six (6) months after the date of which Landlord has delivered to Tenant a Final Statement for such fiscal period; subject to any claim being made within the time as aforesaid, each Final Statement shall be final and binding on Tenant.

      (b) Notwithstanding the provision of paragraph 5.5(a), while the Tenant is responsible for the operation, maintenance, repair, management and supervision of the Premises in accordance with the terms of
            Section 6.6, no monthly instalments of Additional Rent shall be required.

6.    TAXES AND OPERATING COSTS

6.1   TAXES PAYABLE BY TENANT

      Commencing on the Commencement Date, and thereafter at all times throughout the Term, Tenant shall pay in the manner set out herein all Realty Taxes, and all other taxes, if any, levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as "charged") against or in respect of the Premises and all buildings, furnishings, fixtures, equipment, improvements and alterations in, on or forming part of the Premises. All amounts payable by Tenant on account of Realty Taxes shall be adjusted on a per diem basis in respect of any period not falling wholly within the Term.

6.2   PAYMENT OF REALTY TAXES

      Tenant shall pay to Landlord all Realty Taxes, unless and to the extent Landlord directs Tenant to pay such Realty Taxes directly to the relevant taxing authority. If Landlord directs Tenant to pay any Realty Taxes directly to a taxing authority, then Tenant shall deliver to Landlord, by not later than the due date of each instalment of such Realty Taxes, receipted tax bills or other written evidence of the payment by the due date of each such instalment of Realty Taxes. In addition, Tenant shall deliver to Landlord on or before December 31st of each calendar year during the Term, and on or before the Expiry Date, receipted tax bills or other written evidence of the payment of all Realty Taxes and other amounts, including interest and penalties for any late payment or non-payment, payable by Tenant to such taxing authority in respect of such calendar year and any partial calendar year at the end of the Term.

      If Landlord does not require Tenant to pay Realty Taxes, or any portion thereof, directly to the applicable taxing authority then Tenant shall pay to Landlord all such Realty Taxes paid or payable by Landlord, within ten (10) days after request from Landlord, accompanied by a copy of the relevant tax bill, assessment, calculation or statement unless Tenant receives a copy of the same directly from the relevant taxing authority. Provided that Landlord may require payment to Landlord by Tenant of periodic instalments on account of Realty Taxes based on Landlord's estimates pursuant to Section 5.5 hereof. Alternatively, Landlord shall have the right at any time, upon furnishing to Tenant a copy of the interim or final Realty Tax bill(s) for the current or ensuing calendar year, to require Tenant to make timely payment to Landlord, at least fourteen
(14) days prior to the due date in each case, of the amount of each instalment of Realty Taxes as set out in the said tax bill(s), and if so requested by Landlord Tenant shall forthwith deliver to Landlord a series of post-dated cheques, payable to the taxing authority if Landlord so requests, for the Realty Tax instalments payable during such calendar year in accordance with the said tax bill(s). When the actual amount of Realty Taxes payable by Tenant has been determined for each calendar year, all necessary adjustments in respect of any underpayment of overpayment by Tenant shall be made in accordance with Section
5.5 hereof. To the extent of Realty Taxes received by Landlord from Tenant, Landlord shall pay same to the taxing authority.

6.3   BUSINESS TAXES AND SALES TAXES

      (a) Tenant shall pay to the relevant taxing authority as and when the same are due and payable all business taxes including all taxes charged in respect of any business conducted on the Premises, or in respect of any use or occupancy of, the Premises, whether or not charged against Landlord or the Premises.

      (b) Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant with respect to Rent payable by Tenant hereunder or in respect of the rental of space under this Lease.

6.4   TAX BILLS AND ASSESSMENT NOTICES

      Tenant shall deliver to Landlord forthwith upon Tenant's receiving the same copies of all assessment notices, tax bills, receipts and other documents received by Tenant relating to Realty Taxes.

6.5   CONTEST OF REALTY TAXES

      Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement in respect thereof. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing.

      Tenant shall have the right to contest any Realty Taxes or appeal any assessments related thereto, provided that it shall give the Landlord prior written notice of its intention to do so. Tenant shall promptly upon request pay all costs and expenses, including without limitation legal expenses, incurred by Landlord as a result of any such contest or appeal by Landlord or Tenant, and indemnify Landlord against all costs, liabilities or damages incurred by Landlord arising out of such contest or appeal by Tenant. While any such contest or appeal by either Landlord or Tenant is in progress, Tenant shall continue to pay Realty Taxes as if such contest or appeal had not been commenced.

6.6   TENANT'S PAYMENT OF OPERATING COSTS

      (a) Subject to paragraph (b), commencing on the Commencement Date, and thereafter at all times throughout the Term, Tenant shall pay to Landlord all Operating Costs. The amounts payable by Tenant pursuant to this Section 6.6 may be computed on the basis of such periods of time as Landlord shall determine from time to time and shall be paid by Tenant to Landlord without deduction, abatement or set-off whatsoever, within ten (10) days after the submission to Tenant of a statement showing the amount payable by Tenant from time to time. All amounts payable under this Section 6.6 in respect of any period not falling entirely within the Term shall be adjusted on a per diem basis.

      (b) Notwithstanding the provisions of paragraph 6.6(a), the parties acknowledge and agree that the Tenant shall during the Term, at its sole cost and expense, be responsible for and undertake directly without the need of the involvement of the Landlord (save as otherwise expressly provided for in this Lease) all aspects of the operation, maintenance, repair, replacement, management and supervision of the Premises to a standard consistent with that which a prudent owner would undertake having regard to the size, age, location and character of the Building, and shall be responsible for all costs relating thereto. The parties acknowledge that, during any such period of self-management, Tenant shall not be required to make any payments of Operating Costs to Landlord under paragraph 6.6(a) (provided that Tenant acknowledges that, to the extent required to be incurred by Tenant in respect of its self-management of the Premises, Tenant shall be responsible for all Operating Costs so incurred), but Tenant shall nevertheless be responsible for payment of Realty Taxes and the premiums for the Landlord's insurance premiums referred to in Section 12.1 which will be billed to the Tenant by the Landlord and be payable by the Tenant immediately upon receipt of same or, at the option of the Landlord, be billed monthly based on estimates for same and be payable as Additional Rent at the same time as the payment of Basic Rent. However, should the Tenant be in default of its operation, maintenance, replacement, management and supervisory responsibilities, the Landlord shall have the right to revoke the Tenant's right to self manage the Premises and to itself assume such management responsibilities in which event all of the provisions of this Lease applicable to such management by the Landlord shall be in full force and effect, including payment of Operating Costs.

7.    USE OF PREMISES

7.1   USE OF PREMISES

      Tenant covenants that it shall not use and shall not permit the Premises to be used for any purpose other than as described as Use of Premises in subsection 1(h) hereof. Tenant acknowledges that Landlord is making no representation or warranty as to Tenant's ability to use the Premises for its intended use, and acknowledges that it has satisfied itself that its use is permitted under all applicable laws.

7.2   CONDUCT OF BUSINESS

      At all times throughout the Term, Tenant shall, when it is carrying on business in the Premises, conduct its business in a first class and reputable manner. Tenant shall have the right to cease business operations on the Premises if Tenant gives Landlord not less than fifteen (15) days' prior written notice.

7.3   INTENTIONALLY DELETED

7.4   SIGNS

      Tenant shall not erect, install or display any sign on the Lands, or on or visible from the exterior of the Building, except that Tenant shall have the right at its cost to erect signs on the Premises identifying Tenant's business on the Premises, provided that such signs shall: (a) not be offensive and shall comply with all applicable Laws; (b) be maintained and kept in good and attractive condition and repair by Tenant; and (c) not be erected or maintained in such manner as to weaken or impair any portion of the Building or the Lands. Landlord approves the current sign situate on the Building as of the date of this Lease. Tenant shall, unless Landlord requires otherwise, remove all such signs at the expiry or earlier termination of the Term and shall restore the Premises to their condition prior to the installation and removal of such signs.

7.5   WASTE REMOVAL

      Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises and will at all times keep the Premises in a clean and neat condition. Tenant shall be responsible for all costs of removal of waste from the Premises. Until removed from the Premises, all waste from the Premises shall be kept in appropriate containers within the Premises and perishable refuse shall be kept in a properly refrigerated area in the Premises until removed from the Premises.

7.6   PEST CONTROL

      Subject to Section 6.6, Tenant shall co-operate with Landlord and with any contractor(s) engaged by Landlord in respect of pest control and extermination in the Premises.

      If so required by Landlord, Tenant shall be responsible for pest control and pest extermination in respect of the Premises and shall engage, for such purpose, such contractors and at such intervals as Landlord may require. Tenant shall not bring or permit to be brought onto the Premises any animals or birds of any kind.

7.7   WASTE AND NUISANCE

      (a) Tenant shall not cause, suffer or permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Premises which Landlord may reasonably deem to be hazardous or a nuisance or annoyance. Tenant shall take every reasonable precaution to protect the Premises from risk of damage by fire, water or the elements or any other cause.

      (b) Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises.

      (c) Tenant shall conduct its business on the Premises in keeping with a first class industrial building. To that end, Tenant covenants and agrees that it shall not cause, suffer or permit any fumes, odours, noise or other element, any of which is determined by Landlord to be a nuisance or disturbance, to emanate from the Premises; if Landlord determines that any such fumes, odours, noise or other element is emanating from the Premises in such manner as to cause any nuisance or disturbance, Tenant shall forthwith, upon notice from Landlord, cause the same to be rectified.

7.8   COMPLIANCE WITH LAWS

      Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to hold this Lease and to occupy the Premises and conduct its business thereon, as required by all applicable Laws, including, without limiting the generality of the foregoing, any necessary extra-provincial licence, any necessary licence under applicable legislation and any necessary approvals under the Investment Canada Act, or any similar legislation.

      Tenant shall be responsible for and shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, trade fixtures, furniture, fixtures, equipment and contents thereof (collectively called "Contents") and Tenant shall promptly perform all necessary repairs, alterations, changes and improvements to the Premises and Tenant's business, use, or occupancy thereon and the Contents in order to comply with all of such Laws.

      Tenant shall provide Landlord on request with evidence satisfactory to Landlord acting reasonably that Tenant has obtained and is complying with the terms of all applicable licenses, approvals and permits from time to time.

7.9   ENVIRONMENTAL

      (a)   As used herein:

            (i) "Environmental Laws" means all statutes, laws, ordinances, codes, rules, regulations, orders, notices and directives, now or at any time hereafter in effect, made or issued by any municipal, provincial or federal government, or by any department, agency, board or office thereof, or by any board of fire insurance underwriters or any other agency or source whatsoever, regulating, relating to or imposing liability or standards of conduct concerning any matter which may be relevant to the use or occupancy of the Premises or any part thereof or the conduct of any business or activity in, on, under or about the Premises or any part thereof, or any material, substance or thing which may at any time be in, on, under or about the Premises or any part thereof or emanate therefrom;

            (ii) "Hazardous Substance" means any substance or thing or mixture of them which alone, or in combination, or in concentrations, are flammable, corrosive, reactive or toxic or which might cause adverse effects or be deemed detrimental to living things or to the environment, including, but not limited to, any pollutant, contaminant, toxic or hazardous substance, such as by way of example, urea formaldehyde, asbestos, polychlorinated biphenyl, pesticides, mold, mildew, mycotoxins or microbial growths or any other substance the removal, manufacture, preparation, generation, use, maintenance, storage, transfer, handling or ownership of which is subject to applicable Laws.

      (b)   Tenant covenants with Landlord that:

            (i) it shall not use or permit or suffer the use of the Premises or any part thereof to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce, process or contain any Hazardous Substance except in strict compliance with all Environmental Laws including, without limitation, the Environmental Protection Act, R.S.O. 1990, c. E-19, the Gasoline Handling Act, R.S.O. 1990, c. G.4 and all other Environmental Laws in respect of environmental, land use, occupation, or health and safety matters. In the event Tenant fails to comply with any such Environmental Laws, Landlord may, but shall not be obligated to, do such things as necessary to effect such compliance, and all costs and expenses incurred by Landlord in so doing, together with an administration charge equal to fifteen (15%) percent of such costs and expenses, shall be payable forthwith by Tenant to Landlord as Additional Rent;

            (ii) it shall forthwith notify Landlord upon receipt of any order, directive, notice or other communication whatsoever received from any governmental or other authority relating to any Laws, which notice shall be accompanied by a copy of such order, directive, notice or other communication and Tenant shall keep Landlord advised on a weekly basis of Tenant's progress in complying with same;

            (iii) Landlord shall be entitled at any time or times to inspect the
                  Premises and to conduct such other investigations as in its sole discretion it deems necessary for the purpose of satisfying itself as to compliance by Tenant with all Environmental Laws and with all provisions of this Lease. Without limiting the generality of the foregoing, Landlord shall have the right to conduct such physical inspections of the Premises and examination of documentation relating to the Premises and the conduct of business thereon by Tenant, as it may deem necessary in respect of compliance with Environmental Laws and for such purpose Tenant shall produce, at the offices of Tenant, all of its relevant files, books, records, statements, plans and other written information in Tenant's possession relating to compliance with Environmental Laws, provided that all of such information shall be used by Landlord solely for the purpose of ensuring compliance by Tenant with Environmental Laws and this Section 7.9 and shall otherwise be kept strictly confidential;

            (iv) it shall indemnify and save harmless Landlord and all of its servants, agents, employees, officers and directors, contractors and persons for whom Landlord is in law responsible, against any and all liabilities, claims, damages, interest, penalties, fines, monetary sanctions, losses, costs and expenses whatsoever, including without limitation costs of professional advisors and consultants and experts in respect of investigation, remedial action and clean-up costs and expenses, arising in any manner whatsoever out of:

                  (A)   any breach by Tenant of any provisions of this Section
                        7.9 or any non-compliance with any Environmental Laws during the Term;

                  (B) any act or omission of any persons on the Premises during the Term or any use or occupancy of or any thing in, on, under or about the Premises during the Term relating to Environmental Laws, including, without limitation, the generating, manufacture, refinement, treatment, transportation, storage, handling, disposal, transfer, production or processing of any Hazardous Substance by Tenant or any other person in, on, under or about the Premises, and any nuisance arising therefrom;

                  (C) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, concessionaires, contractors or persons for whom Tenant is in law responsible during the Term on or about the Premises or elsewhere relating to Environmental Laws; or

                  (D) any illness, injury or death of persons, or any loss or damage to property, on or about the Premises relating to Environmental Laws.

                  The aforesaid indemnity shall survive the expiration or earlier termination of this Lease.

            (v) if at any time required by Landlord, or by any governmental or other authority pursuant to any Environmental Laws, to take all required remedial action in respect of any Hazardous Substances in, on, under or about the Premises or emanating therefrom during the Term, including, without limitation, any repairs or replacements to the Premises or any buildings or other leasehold improvements in or on the Premises and the removal, treatment, disposal, restoration and replacement of the soil or any other part of the Premises. The said obligations shall survive the expiration or earlier termination of this Lease.

            (vi) Tenant hereby covenants and agrees to obtain an intrusive environmental assessment of the Premises (the "Exit Report") by an independent and qualified environmental consultant as appointed or approved by Landlord, at least three (3) months prior to the expiry of the Term. If the Exit Report reveals the existence of any Hazardous Substances at the Premises caused by the Tenant's operations during the Term, then the consultant preparing the Exit Report shall also include in the Exit Report its recommendations for remediating such Hazardous Substances in order that the Lands, are remediated to the standard as is then existing (that is, at the time of the commencement of such remediation) pursuant to guidelines prepared by the Ministry of the Environment for the province of Ontario, providing for the restoration of property for residential use or such higher standard as may be required to restore the Lands to their condition as of the Commencement Date (the "Remediation"). Tenant shall complete any Remediation which Tenant is obligated to conduct at its sole cost and expense prior to the expiry of the Term. In performing such Remediation, Tenant shall compensate Landlord, its successors and assigns for any demolition or destruction on, under or to the Premises in order to complete such Remediation and shall rebuild or repair any demolished or destroyed property on, under or attached to the Premises following such Remediation and restore the Premises to the condition to which Tenant is required to maintain the Premises under this Lease.

            (vii) any Hazardous Substances on or about the Premises shall remain the sole and exclusive property of Tenant and shall not become the property of Landlord, notwithstanding the degree of affixation to the Premises. This affirmation of Tenant's interest in the Hazardous Substances or the goods containing the Hazardous Substances shall not, however, prohibit Landlord from dealing with such material as otherwise provided for in this Lease.

           (viii) Tenant acknowledges that Landlord may elect to obtain and maintain environmental impairment insurance at Tenant's sole cost, and Tenant shall reimburse Landlord for same, forthwith as Additional Rent; provided, however, while the Tenant is Amram's Distributing Ltd. or a Permitted Transferee, this subsection 7.9(b)(viii) shall not be applicable.

      (c) As used in this Section 7.9, the "Term" includes any period subsequent thereto during which Tenant or any assignee, subtenant, employee, agent, contractor, licensee or invitee of Tenant occupies the Premises or any part thereof, either actually or constructively, any renewal(s) or extension(s) of the Term, and any period during which Tenant overholds.

      (d) Tenant agrees to complete the environmental questionnaire attached hereto as Schedule "D" and to forthwith advise Landlord, in writing, of any changes in its activities that may alter the information provided herein.

8.    SERVICES AND UTILITIES

8.1   UTILITIES

      (a) Tenant shall be solely responsible for and shall promptly pay for, as and when they fall due, all costs of utilities consumed in the Premises and the cost of providing and supplying such utilities including, without limitation, water, electricity, gas, steam and other utilities to or in respect of the Premises.

      (b) Tenant's use of any such utilities shall not exceed the available capacity of the existing systems from time to time. If Tenant desires at any time to obtain any such utilities in excess of such available capacity, Tenant may supply and install at its expense any special wires, conduits or other equipment necessary to provide such additional capacity subject to the prior written consent of Landlord.

      (c) Tenant shall promptly pay as and when the same shall be payable all costs for all fittings, connections and meters and all work or services performed in connection with any services or utilities provided to or in respect of the Premises.

      (d) The amounts payable by Tenant under this Section 8.1 shall be payable directly to the supplier of such utilities, and Tenant shall deliver to Landlord no less frequently than once every three months, receipted invoices or other reasonable proof of the timely payment of such utilities. To the extent any utility company requires the Landlord to also be responsible for or to guarantee the payment of utilities, the Landlord may require payment of utilities directly to it by the Tenant.

8.2   HEATING AND AIR CONDITIONING

      Tenant shall heat the Premises at its own expense and maintain and keep in good repair and replacement, if necessary, at its expense, the said heating and air conditioning equipment. Tenant shall heat the premises to ensure at all time that the Premises and contents thereof are protected from damage by cold or frost. If the heating, ventilating, air conditioning or humidity control equipment in or serving the Premises shall require maintenance, repair or replacement, Tenant shall, at its expense, promptly attend to the same in accordance with the manufacturer's or supplier's specifications and instructions. Tenant shall at its expense, maintain a service contract for such equipment in or serving on terms and with a contractor first approved in writing by Landlord and in any event to the standard of a prudent owner of such a property. Notwithstanding the foregoing, but subject to Section 6.6, Landlord shall have the option, exercisable by written notice to Tenant, of itself attending to the maintenance, repair or replacement of any of the heating, ventilating, air conditioning and humidity control equipment, in which case the cost of such maintenance, repair or replacement shall either be charged to Tenant or included in Operating Costs.

8.3   NON-LIABILITY OF LANDLORD

      Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation of or failure in the supply of any utilities or any heating, ventilating, air conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord and save Landlord harmless from and against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, by reason of the suspension or non-operation or failure for any period of time of any utilities, heating, ventilating, air conditioning or humidity control.

9.    MAINTENANCE, REPAIRS AND ALTERATIONS

9.1   MAINTENANCE AND REPAIRS OF PREMISES

      At all times throughout the Term, Tenant at its sole expense shall maintain and repair the Premises and perform all replacements necessary in connection therewith (other than to the Structure) including, without limitation, maintenance, repairs and replacements to utility lines, heating, ventilating and air conditioning systems and equipment, as required to keep the Premises, including the Building and all contents thereof and all services and equipment located in or primarily serving the Building, in first-class appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements, subject only to the obligations of Landlord, if any, expressly provided in Section 9.7 hereof. For the purposes of this Section 9.1, Premises shall include, without limitation, all Leasehold Improvements.

9.2   APPROVAL OF REPAIRS AND ALTERATIONS

      (a) Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might in any way affect: (i) the perimeter walls or entrances, roof or structure of the Building or in any way enlarge the Building or increase or reduce the floor area thereof;
            (ii) the location or size of the driveways, walkways or parking or loading areas of the Premises or utility services on or serving the Premises; (iii) the coverage of the Premises for zoning purposes; or
            (iv) the appearance, quality, value or usefulness of the Premises; in any of which events such consent may be arbitrarily withheld in Landlord's sole discretion.

            Notwithstanding anything contained in the foregoing to the contrary, provided the Tenant is Amram's Distributing Ltd. or a Permitted Transferee and the Tenant is not then in default beyond the applicable cure period, if any, expressly provided for under this Lease, Tenant shall have the right to make minor non-structural Alterations such as painting and carpeting provided that such Alterations do not, in the aggregate, exceed Fifty Thousand Dollars ($50,000.00) without the written consent of but on prior written notice to the Landlord, but only so long as such Alterations do not affect any of the items referred to in subsections (a)(i) through
            (iv) above and, further, provided such Alterations do not require a building permit.

      (b) With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects or engineers, and such Alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord, acting reasonably.

      (c) All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense all necessary permits and licences. Prior to the commencement of any such Alterations Tenant shall furnish to Landlord such evidence as reasonably required by Landlord of the projected cost of Alterations and, where the cost of the Alterations will exceed $100,000 and then if required by Landlord, acting reasonably, a performance, completion and labour and materials bond acceptable to Landlord guaranteeing completion of such Alterations.

      (d) All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld. Unless expressly authorized by Landlord in writing to the contrary, all Alterations which might require a building permit or which might cost in excess of Fifty Thousand Dollars ($50,000) to complete or which might affect the Structure or any mechanical, electrical, utility, sprinkler, communications or other similar systems within the Premises shall, at Landlord's option, be performed at Tenant's expense by contractors designated by Landlord and under Landlord's supervision and under the supervision of a qualified architect or engineer approved by Landlord, in advance. For all Alterations performed under Landlord's supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus fifteen (15%) of such amounts and charge for Landlord's inspection, supervision, overhead and profit.

      (e) If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article 9, Landlord without prejudice to and without limiting Landlord's other rights pursuant to this Lease and at law, shall have the right to require Tenant to remove such Alterations forthwith and either restore the Premises to their condition prior to such Alterations or perform such Alterations in compliance with the foregoing provisions of this Article.

      (f) Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations, and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord's granting such consent.

9.3   REPAIR ACCORDING TO LANDLORD'S NOTICE

      Landlord and any persons designated by it shall have the right to enter the Premises at any time during normal business hours to view the state of repair and condition thereof and Tenant shall promptly perform any maintenance, repairs, replacements or Alterations according to written notice from Landlord.

9.4   NOTICE BY TENANT

      Tenant shall give immediate written notice to Landlord of any accident, defect, damage or deficiency in any part of the Premises which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord has no obligation in respect of the same; the provisions of this Section 9.4 are for information purposes only and shall not be interpreted so as to imply or impose any obligation whatsoever upon Landlord. Tenant shall exercise all due diligence to become aware of any such situation.

9.5   OWNERSHIP OF LEASEHOLD IMPROVEMENTS

      All Leasehold Improvements installed in the Premises by Tenant, or by Landlord on Tenant's behalf, shall forthwith upon the installation thereof become the absolute property of Landlord without compensation therefor but without Landlord's having or thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof, all of which shall be Tenant's responsibility.

      Notwithstanding any other provisions in this Lease, the Excluded Assets are and shall remain the property of the Tenant and may be removed by the Tenant from the Premises at any time or times provided the Tenant repairs any damage caused by such removal and otherwise restores the Premises as necessary as a result of the removal.

9.6      CONSTRUCTION LIENS

      Tenant shall make all such payments and take all such steps as may be necessary to ensure that no lien or other charge or claim therefor or certificate of action in respect thereof (any of which is herein referred to as "Lien") is registered against the Premises or any portion thereof or against either Landlord's or Tenant's interest therein as a result of any work done for or services or material supplied to Tenant or in respect of the Premises. Tenant shall cause any such registrations to be discharged or vacated within ten (10) days after registration. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs or expenses, including legal expenses, arising in connection with any work done for or services or materials supplied to Tenant or in respect of the Premises.

      If Tenant permits any such lien registration or fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge or vacate the same by paying the amount claimed to be due together with any other amounts into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, in thus arranging for the discharging or vacating of any such Lien shall be paid by Tenant to Landlord forthwith upon demand together with reasonable compensation to Landlord for administration in respect thereof.

9.7   LANDLORD'S REPAIRS

      Save and except as otherwise expressly provided for herein, Landlord shall not be responsible for maintenance, repairs or replacements of any kind whatsoever to the Building or any other portion of the Premises. The Landlord shall be responsible, at its sole cost and expense, for maintenance, repair and replacement of the Structure of the Building, as would a prudent owner, subject to reasonable wear and tear, and unless the maintenance, repair or replacement to the Structure was caused by the negligence of the Tenant or anyone for whom the Tenant is responsible at law, in which event the Tenant shall be responsible for same.

10.   END OF TERM

10.1  VACATING OF POSSESSION

      Forthwith upon the expiry or earlier termination of the Term, Tenant shall peaceably deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to maintain and keep the Premises during the Term pursuant hereto and shall leave the Premises in a neat, clean and broom-swept condition and Tenant shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors, safes or vaults within the Premises.

10.2  REMOVAL OF TRADE FIXTURES

      Tenant shall at the expiry of the Term and at Landlord's option, on the earlier termination of the Term, remove its trade fixtures and shall repair all damage or injury caused to the Premises resulting from the installation or removal of such trade fixtures.

      If at the expiry or earlier termination of this Lease, Tenant does not remove its trade fixtures or any of its other property on the Premises, Landlord shall have no obligation in respect of any such trade fixtures or property and may sell or destroy the same or have them removed or stored at the expense of Tenant (to be paid by Tenant within ninety (90) days after the expiry or earlier termination of this Lease failing which Tenant shall not have the right to take possession of such trade fixtures or property and shall thereupon be deemed to have abandoned the same) or dispose of them in any other manner whatsoever as may be determined by Landlord in its sole discretion; at the option of Landlord, such trade fixtures or property not removed at the expiry or earlier termination of this Lease shall become the absolute property of Landlord without payment of any compensation therefor to Tenant and may be dealt with by Landlord in such manner as it determines.

10.3  REMOVAL OF LEASEHOLD IMPROVEMENTS

      Notwithstanding that the Leasehold Improvements become the absolute property of Landlord upon installation, at the expiry or earlier termination of the Term, Tenant shall remove, any or all Leasehold Improvements installed after the Commencement Date as required by Landlord and in so doing shall repair all damage resulting from, and shall restore the Premises to their condition prior to the installation and removal of such Leasehold Improvements.

10.4  OVERHOLDING BY TENANT

      If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord and without any further written agreement, or without the consent of Landlord, this Lease shall not be deemed thereby to have been renewed or extended and Tenant shall be deemed conclusively to be occupying the Premises as a monthly tenant if Landlord did consent to Tenant remaining in possession, or as a tenant at will if Landlord did not consent to Tenant remaining in possession (notwithstanding the acceptance of Basic or Additional Rent by Landlord), in either case on the same terms as set forth in this Lease so far as they would be applicable to a monthly tenancy except the monthly Basic Rent shall be one hundred and fifty (150%) percent of an amount determined by taking 1/12 of the Basic Rent payable for the period of the last twelve months of the Term. Tenant agrees that Landlord shall have the right to distrain for any arrears of Rent payable by virtue of this
Section 10.4 and Article 15 (Default and Remedies) shall apply.

11.   DAMAGE AND DESTRUCTION

11.1  DAMAGE TO PREMISES

      If the Premises or any portion thereof is damaged or destroyed, in whole or in part, by fire or any other occurrence, this Lease shall nonetheless continue in full force and effect and there shall be no abatement of any item included in Rent except to the extent that Landlord receives insurance proceeds in respect thereof from an insurance policy or policies for which the premiums had been paid by Tenant, and the following provisions of this Article 11 shall apply.

11.2  INSURED DAMAGE TO PREMISES

      If there is damage or destruction to the Premises or any portion thereof caused by an occurrence against which, and to not more than the extent that, Landlord either is required to insure pursuant to this Lease or is otherwise insured ("Insured Damage"), then the following provisions of this Section 11.2 shall apply:

      (a) If such damage or destruction is such as to render the whole or any part of the Building unusable for the purpose of Tenant's use and occupancy thereof, Landlord shall deliver to Tenant within thirty
            (30) days following the date on which such damage or destruction was brought to the knowledge of Landlord, Landlord's reasonable opinion as to whether or not the same is capable of being repaired, to the extent of Landlord's repair obligations hereunder, within one hundred and eighty (180) days of actual construction time.

      (b) If this Lease is not terminated as herein in this Article 11 provided, Landlord, to the extent of insurance proceeds which it receives or would have received had it maintained such insurance as it is required to maintain hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of the same for repair of such damage or destruction, shall diligently proceed to repair or rebuild the structure of the Building and all leasehold improvements covered under Landlord's insurance policies, and Tenant, commencing as soon as practical but without interfering with Landlord's repairs, shall diligently perform such other repairs as are Tenant's responsibility pursuant hereto.

      (c) If in Landlord's reasonable opinion, the Building is not capable of being repaired as aforesaid within one hundred and eighty (180) days of actual construction time, either party may at its option, elect to terminate this Lease, by written notice to the other party within thirty (30) days after delivery by Landlord of the opinion provided for in subsection 11.2(a) above, whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination.

      (d) If the damage is such as to render the whole or any part of the Premises unusable in whole or in part for the purpose of Tenant's use and occupancy thereof, and Tenant was, immediately prior to the occurrence of the damage, actually using and occupying the damaged portion of the Premises, then, to the extent of insurance proceeds received under Landlord's insurance policies (or, in the event that Tenant had been under the obligation to maintain insurance on the Building and rental income insurance on behalf of Landlord pursuant to the provisions hereof, to the extent of insurance proceeds actually received by Landlord from insurance policies the premiums for which had been paid by Tenant), the Basic Rent payable hereunder shall abate to the extent that Tenant's use and occupancy of the Premises is in fact diminished, which determination shall be made by Landlord, until the earlier of: (i) the thirtieth (30th) day after the Premises are determined by Landlord to be ready for Tenant to commence its repairs to the Premises; and (ii) the date on which Tenant first commences the conduct of business in any part of the Premises which had been damaged.

      (e) Notwithstanding anything else contained in this Section 11.2, Landlord's obligation to repair or rebuild the Building and any other damaged portions of the Premises pursuant hereto shall be subject to the following provisions:

            (i) if Landlord has insured in compliance with its obligations pursuant hereto, but does not receive any insurance proceeds which it would otherwise have received but for an act or omission of Tenant or any person for whom Tenant is in law responsible which is in breach of the applicable insurance policy provisions, then Tenant shall pay to Landlord in advance the amount of such deficiency and Landlord will apply such amount toward the cost of repair or rebuilding and all obligations of Landlord hereunder to repair or rebuild the Premises shall be conditional upon Tenant making such payment to Landlord; and

            (ii) Tenant shall be responsible for the amount of any deductible under Landlord's insurance policies and all obligations of Landlord hereunder to repair or rebuild the Premises shall be conditional upon Tenant paying to Landlord in advance the amount of such deductible(s).

            (iii) The respective obligations of Landlord and Tenant with respect to repair of the Building following any damage or destruction shall be performed with all reasonable speed and in accordance with all applicable obligations to repair contained herein. Tenant acknowledges that its obligations to repair the Building after such damage or destruction shall be performed at its sole cost without any contribution by Landlord whether or not the damage or destruction was caused by

                  Landlord's fault and whether or not Landlord had at any time made any contribution to the cost of any leasehold improvements to the Building. In any event, within ninety (90) days after Landlord has completed its repairs to the Building as aforesaid, Tenant shall complete its repairs to the Building and shall recommence the conduct of business therein.

11.3  DAMAGE IN LAST YEAR

      If there is damage or destruction to the Building and if, in Landlord's reasonable opinion, the Building is not capable of being repaired within ninety
(90) days of actual construction time, and if such damage or destruction occurs within the last year of the Term and either Tenant has no remaining rights to extend this Lease or, having the right to extend this Lease fails to do so within fifteen (15) days after such occurrence, then either party, at its option to be exercised by written notice given to the other party within thirty (30) days following the date on which such damage or destruction was brought to the knowledge of Landlord, may terminate this Lease whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid, the parties shall repair as provided in subsection 11.2(b) hereof as if such damage or destruction were Insured Damage and there shall be no abatement of any Rent except to the extent expressly provided in subsection 11.2(d) hereof.

11.4  RESTORATION OF PREMISES

      If there is damage or destruction to the Building and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the Building as they existed prior to such damage or destruction; rather, Landlord may repair or rebuild in accordance with any plans and specifications chosen by Landlord in its sole discretion provided that Tenant's use of and access to the Building and the general overall quality of the Premises are not materially detrimentally affected by any difference in plans, specifications or form of the Building or the Premises from such plans, specifications and form as the same existed immediately prior to the occurrence of such damage or destruction, and in any event subject to all requirements under then applicable Laws, including municipal by-laws and building code.

11.5  DETERMINATION OF MATTERS

      For the purposes of this Article 11, all matters requiring determination such as, without limitation, the extent to which any portion or portions of the Building or the Premises are damaged or are not capable of being used, or the time within which repairs may be made, unless expressly provided to the contrary, shall be determined by an Architect appointed by Landlord, such determination to be final and binding upon the parties.

12.   INSURANCE AND INDEMNITY

12.1  LANDLORD'S INSURANCE

      Tenant covenants to pay to Landlord within ten (10) days after request by Landlord, subject to Landlord's right to require monthly payments pursuant to Sections 5.5 and 6.6 hereof, the cost of all insurance placed or to be placed by Landlord pursuant to this Section 12.1. Landlord shall obtain and maintain in full force and effect during the Term with respect to the Premises insurance against such occurrences and in such amounts and on such terms and conditions and with such reasonable deductible(s) as would a prudent owner of a property such as the Premises. Such insurance may include, without limitation: (a) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (b) boiler and machinery insurance; (c) rental income insurance; (d) public liability insurance; (e) change of bylaw endorsement; and (f) such other form or forms of insurance and with such provisions as Landlord, the Owners and any mortgagee or other secured creditor of Landlord or the Owners reasonably consider advisable. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies. Each of Landlord's insurance policies in respect of the Premises shall name Landlord as insured, with loss payable to Landlord, subject to such mortgage clause as may be required by any mortgagee(s) of Landlord. Any policy of insurance required to be maintained by Landlord hereunder may provide that the amount payable if a loss occurs will be reduced by a deductible amount which shall be not greater than what is reasonable in all the circumstances, and Tenant will be responsible for the amount so deducted from the insurance proceeds paid if a loss occurs.

12.2  TENANT'S EFFECT ON LANDLORD'S INSURANCE

      (a) Tenant shall not do or permit anywhere on the Premises anything which might: (i) result in an actual or threatened cancellation of or adverse change in any insurance policy of Landlord on the Premises; or (ii) be prohibited by any insurance policy of Landlord on the Premises.

      (b) If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Premises by reason of anything done or permitted by Tenant anywhere on the Premises, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four
            (24) hours after notice from Landlord, then Landlord may, at its option, either: (i) terminate this Lease forthwith by written notice; or (ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

12.3     TENANT'S INSURANCE

      (a) Tenant shall, at its sole expense, maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof, such insurance as would be maintained by a prudent tenant of a property such as the Premises, which insurance shall include at least all of the following:

            (i) commercial general liability insurance including, but not limited to, property damage, public liability, personal injury liability, contractual liability, products and completed operations and non-owned automobile liability, all on an occurrence basis, with respect to any use, occupancy, activities or things on the Premises, with coverage for any one occurrence or claim of not less than Five Million ($5,000,000.00) Dollars and such higher amount as Landlord may require if the Term of this Lease is extended or the Building is expanded in accordance with the terms of Schedule "C";

            (ii) insurance, in respect of such perils as are from time to time covered in an all risks policy not less broad than the standard commercial property floater policy with the exclusions relating to earthquake and flood removed therefrom, covering the leasehold improvements, trade fixtures furnishings, equipment, stock-in-trade, storefront and store facing materials and all signs in, on or about the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement;

            (iii) broad form comprehensive boiler and machinery insurance on all insurable objects located on the Premises, or which are the property or responsibility of Tenant on a blanket repair or replacement basis with a replacement cost endorsement and with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements, trade fixtures, furnishings, equipment, stock-in-trade, storefront and store facing materials and all signs in, on or about the Premises;;

            (iv) business interruption or extra expense insurance in such amounts from time to time as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings resulting from or attributable to any of the perils required to be insured against under the policies referred to in subsections 12.3(a)(ii) and (iii) above and all circumstances usually insured against by cautious tenants including losses resulting from interference with or prevention of access to the Premises as a result of such perils or for any other reason;

            (v)   a disputed loss endorsement or agreement, where applicable;

            (vi)  intentionally deleted;

            (vii) intentionally deleted;

            (viii) intentionally deleted; and

            (ix) any other insurance against such risks and in such amounts as Landlord or any mortgagee, debenture holder or other secured creditor of Landlord may from time to time reasonably require upon not less than thirty (30) days' written notice to Tenant.

      (b) Each of Tenant's insurance policies shall name Landlord and any others designated by Landlord, as additional insureds, with Landlord as loss payee as their respective interest may appear, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord, acting reasonably, from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain:

            (i) the standard mortgage clause as may be required by any mortgagee, debenture holder or other secured creditor of Landlord;

            (ii) if Tenant is not Amram's Distributing Ltd. or a Permitted Transferee, a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible;

            (iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee, debenture holder or other secured creditor of Landlord will be made and the policy will not expire, lapse or be cancelled or terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee, debenture holder or other secured creditor of either of them of the intended change, lapse, cancellation or termination;

            (iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord;

            (v)   Intentionally deleted;

            (vi) a severability of interests clause and a cross-liability endorsement clause for liability policies, where applicable; and

            (vii) a waiver, in respect of the interests of Landlord, of any mortgagee, debenture holder or other secured creditor of Landlord, of any provision of any such insurance policies with respect to any breach of any warranties, representations, declarations or conditions contained in the said policies.

                  All of Tenant's insurance policies shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time.

      (c) Tenant shall ensure that Landlord shall at all times be in possession of certificates of insurance in the form designated or approved by Landlord.

      (d) Tenant hereby releases Landlord and the Owners, their servants, agents, employees, officers, directors, contractors, trustees of any REIT which has an interest in the Premises, and those for whom Landlord or the Owners are in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required pursuant hereto to maintain insurance or is otherwise insured.

12.4  LANDLORD'S RIGHT TO PLACE TENANT'S INSURANCE

      If Tenant at any time fails to take out, renew and keep in force, or pay any premiums for, any insurance as required to be obtained and maintained pursuant hereto, or if Tenant fails from time to time to deliver to Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor or if the evidence submitted in respect thereof to Landlord is unacceptable to Landlord, then, in any such event, Landlord, without prejudice to any of its other rights and remedies pursuant to this Lease, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in respect thereof shall be paid by Tenant to Landlord forthwith upon demand.

12.5  LANDLORD'S NON-LIABILITY

      Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property, at any time on or about the Premises, no matter how the same shall be caused and whether or not resulting from any such death, injury, loss or damage is caused or contributed to by the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. Without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any such injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, electricity, gas or falling plaster, or by dampness or leaks from any pipes, appliances, plumbing works, roof, exterior walls or any other source whatsoever. All property kept or stored in or about the Premises shall be at the sole risk of Tenant and Tenant shall indemnify Landlord and save it harmless in respect of the same. Without in any way limiting or affecting the generality or interpretation of the foregoing provisions of this Section 12.5, and notwithstanding the foregoing provisions of this Section 12.5, Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant or any others.

12.6  INDEMNITY OF LANDLORD

      Tenant shall indemnify Landlord and the Owners and all of their servants, agents, employees, contractors, trustees of any REIT which has an interest in the Premises and persons for whom Landlord is in law responsible and all other tenants and occupants of the Premises and shall hold them and each of them harmless from and against any and all liabilities, claims, damages, losses and expenses, including all legal fees and disbursements, due to, arising from or to the extent contributed to by:

      (a)   any breach by Tenant of any of the provisions of this Lease;

      (b) any act or omission of any person on the Premises or any use or occupancy of or any articles in the Premises;

      (c) any injury, death or damage to persons or property of Tenant or its servants, agents, employees, customers, contractors or any other persons on the Premises;

      (d) any damage, destruction or need of repair to any part of the Premises.

12.7  LANDLORD'S EMPLOYEES AND AGENTS

      Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extent to and benefit all of Landlord's servants, agents, employees and others for whom Landlord is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

12.8  MUTUAL RELEASE

      (a) Subject to subsection 12.8(b) below, each of Landlord and Tenant hereby release the other and waive all claims against the other and those for whom the other is in law responsible with respect to occurrences insured against by the releasing party, whether any such claims arise as a result of the negligence or otherwise of the other or those for whom it is in law responsible.

      (b) Such release and waiver shall be effective only to the extent of proceeds of insurance received by the releasing party and proceeds which would have been received if the releasing party obtained all insurance required to be obtained by it under this Lease and for this purpose deductible amounts shall be deemed to be proceeds of insurance not received.

13.   ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

13.1  CONSENT REQUIRED

      (a) Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises and shall not grant any concessions, franchises, licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter individually or collectively referred to as "Transfer"; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee") without the prior written consent of Landlord in each instance, which consent may not be unreasonably withheld. Without limiting or affecting the meaning or interpretation of the foregoing, Landlord shall be entitled to arbitrarily or unreasonably withhold its consent to a Transfer in respect of which Landlord exercises its right to terminate this Lease, or to take a Transfer of the Premises or any portion thereof, pursuant to Section 13.3.

      (b) Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to Landlord's satisfaction that:

            (i) the proposed Transferee has a good business and personal reputation;

            (ii) the proposed Transferee and its principal shareholders have not been bankrupt, or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt, in the ten (10) years preceding the date of the proposed Transfer;

            (iii) the proposed Transferee has financial strength at least sufficient to satisfy all of the obligations of Tenant hereunder;

            (iv) Tenant is not in default under this Lease, the Rent Deposit Agreement or any other agreement affecting the Premises; and

            (v) without affecting the interpretation of Section 7.1 or any other provision hereof, the business proposed to be carried on by the Transferee on the Premises will not be materially more burdensome on the Premises than the business previously carried on by Tenant on the Premises.

      (c) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

      (d) No Transfer may be made other than pursuant to an agreement in writing of which a copy is given to Landlord together with the request for consent. The provisions of this Article 13 shall apply to any Transfer which might occur by inheritance or operation of law.

      (e) Notwithstanding anything contained in herein to the contrary and provided the Tenant is Amram's Distributing Ltd. and, further, provided the Tenant is not then in default under the terms of this Lease, the Tenant shall be entitled without the prior written consent of, but on at least thirty (30) days prior written notice to, the Landlord to effect (i) a Transfer, Sale or Reorganization, as such latter terms are hereinafter defined, to any entity which is an affiliated corporation of Amram's Distributing Ltd. (as that term is defined by the Business Corporations Act (Ontario), R.S.O. 1990, as amended or replaced from time to time) or (ii) a sale of the business of the Tenant, either by way of an asset or share sale, to any third party (any such action described in clauses (i) or (ii) being a "Permitted Transfer" and any such affiliate or third party being a "Permitted Transferee"), provided that:

            (i) it is shown to Landlord's reasonable satisfaction that the financial strength of Tenant will not be adversely affected by such Permitted Transfer (written confirmation of which has been delivered by Landlord to Tenant);

            (ii) prior to such Permitted Transfer being effective the Permitted Transferee shall enter into an agreement in writing with the Landlord on the Landlord's standard form of assumption agreement agreeing with the Landlord to be bound by all of the terms, covenants and conditions contained in this Lease as if it were the tenant named in this Lease; and

            (iii) such Permitted Transfer shall be otherwise subject to the applicable Transfer provisions of this Lease, including the requirement for Tenant to reimburse Landlord for all costs associated with such Permitted Transfer.

            Notwithstanding anything contained in the foregoing to the contrary, if at any time such "affiliated corporation" ever ceases to be an affiliated corporation of Amram's Distributing Ltd., there shall thereupon be deemed to have occurred a Transfer requiring the Landlord's consent.

13.2  OBTAINING CONSENT

      All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made and payment to Landlord of a deposit in the amount of One Thousand ($1,000.00) Dollars on account of all costs incurred by Landlord in considering and processing the request for consent including legal costs and an administrative fee which Landlord shall be entitled to charge for the processing of such request for consent and including all costs of completing any documentation to implement any Transfer and all other agreements contemplated hereby, all of which shall be prepared by Landlord or its solicitor if required by Landlord. All costs incurred by Landlord in respect of any such request for consent, including legal costs and Landlord's administrative fee, shall be the responsibility of and shall be paid by Tenant forthwith upon demand, whether or not Landlord grants its consent to any proposed Transfer.

      All such requests to Landlord for consent to any Transfer shall also be accompanied by such information in writing as a landlord might reasonably require respecting a proposed Transferee and which might be required to provide Landlord with all the information necessary to determine whether the aforementioned factors are satisfied, and which information shall include, without limitation, the name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references and a description of business to be conducted by the Transferee on the Premises and parking requirements for such business.

13.3  LANDLORD'S OPTION

      Notwithstanding the other provisions contained in this Article 13, after Landlord receives a request for consent to a Transfer with the information and copy of agreement hereinabove required, it shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, information and agreement, to: (a) terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer ("Transferred Premises"); or (b) take a Transfer from Tenant of the Transferred Premises on the same terms as the Transfer in respect of which Tenant has requested Landlord's consent, as aforesaid. If Landlord gives Tenant notice either electing to terminate this Lease or to take a Transfer of the Transferred Premises as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of such notice from Landlord, to withdraw the request for consent to the Transfer, in which case Tenant shall not proceed with such Transfer, the notice from Landlord shall be null and void and this Lease shall continue in full force and effect. If, pursuant to this Section 13.3 Landlord terminates this Lease as it relates to a portion of the Premises, or takes a Transfer of a portion of the Premises, Tenant hereby grants to Landlord and any others permitted by Landlord the right, in common with Tenant and all others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies and the like) or which are reasonably required for proper access to or use of the Transferred Premises (such as reception area, interior corridors, mechanical or electric systems and ducts and the like).

      Notwithstanding anything contained in the foregoing to the contrary, provided the Tenant is Amram's Distributing Ltd., the foregoing provisions of this Section 13.3 shall not apply if the proposed Transfer is as the result of the sale of the whole of the Tenant's business in the Premises as a going concern.

13.4  TERMS OF TRANSFER

      In the event of any Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:

      (a)   intentionally deleted;

      (b) to require Tenant and the Transferee and any indemnifier in respect of Tenant's obligations hereunder to enter into an agreement in writing and under seal to implement any amendments to this Lease to give effect to Landlord's exercise of any of its rights hereunder;

      (c) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), and to agree that in the event of any such proceeding Landlord will comprise a separate class for voting purposes;

      (d) to receive fifty percent (50%) of all amounts to be paid to Tenant under the agreement in respect of such Transfer in excess of the Rent payable under this Lease (for which Landlord is entitled to one hundred (100%) percent) less only any consideration which is bona fide being paid to Tenant for equipment, furnishings and other property to be conveyed by Tenant as part of or together with the transaction of Transfer and which is not reasonably attributable to Tenant's interest in this Lease and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amounts payable by Tenant hereunder each month during the term of the sublease;

      (e) to require the Transferee to waive any rights, pursuant to subsections 17, 21 and 39(2) of the Commercial Tenancies Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than the amount payable hereunder or to retain the unexpired Term of the Lease, or any portion thereof or obtain any right to enter into any lease or other agreement directly with Landlord for the Premises or any portion thereof, or otherwise remain in possession of any portion of the Premises;

      (f) to require, if the Transfer is a sublease or other transaction other than an assignment, that upon notice from Landlord to the Transferee all amounts payable by the Transferee each month shall be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease;

      (g)   intentionally deleted.

13.5     EFFECT OF TRANSFER

         (a) No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord under seal and no such consent shall be deemed or presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord's accepting any payment of any amount payable hereunder from any party other than Tenant. Without limiting the generality of the foregoing, Landlord may collect rent and any other amounts from any Transferee and apply the net amount collected to any Rent and the collection or acceptance of any Rent shall not be deemed to be a waiver of Landlord's rights under this section nor an acceptance of or consent to any such Transfer or a release of any of Tenant's obligations under this Lease. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

         (b) In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. Tenant hereby consents to any further Transfers and to any amendments of this Lease which may be made between the Transferee and Landlord without the further consent or agreement of Tenant ("Amendments") and Tenant also consents to all Alterations (as referred to in Section 9) after any such Transfer. Tenant shall continue to be bound by all of its obligations pursuant hereto notwithstanding any such further Transfers or any Amendments or Alterations, to the extent of what would have been Tenant's obligations pursuant hereto had such Amendments or Alterations not been made. If this Lease is renewed or extended by any Transferee pursuant to any option of Tenant, or if any Transferee exercises any option to lease other premises pursuant to any option of Tenant, each Transferor shall be liable for all of the obligations of Tenant resulting from the exercise of either options throughout the Term as renewed or extended.

         (c) Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease. Tenant shall enforce all of such obligations against each Transferee. Any default of any Transferee shall also constitute a default of Tenant hereunder.

         (d) Tenant agrees that if this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including any proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), or if Landlord terminates this Lease as a result of any act or default of any Transferee, Tenant shall nonetheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination and shall, upon Landlord's request, enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease subject to such amendments hereto to which Tenant had agreed at any time prior to such disclaimer, repudiation or termination, and with the exception that Tenant will accept the Premises in "as is" condition.

13.6     NO ADVERTISING OF PREMISES

         Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold subject to the other provisions hereof.

13.7     MORTGAGE OF LEASE

         Tenant shall not assign, sublet, mortgage, charge or otherwise transfer the Premises or this Lease for the purpose of securing any loan or the repayment thereof by Tenant or any other obligation of Tenant.

13.8     CORPORATE TENANT

         (a) Subject to Section 13.1(e), no: (I) transfer of the issued shares in the capital stock or transfer, issuance or division of any shares of the Tenant sufficient to transfer control to others than the then present shareholders of the Tenant (collectively called "Sale"); or (II) merger, amalgamation, consolidation or other corporate restructuring or reorganization of the Tenant (collectively called "Reorganization") shall take place, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that, in addition to Landlord's rights under this Lease and at Law to withhold consent to any Transfer, Landlord may withhold consent to any Sale or Reorganization unless it is shown to Landlord's reasonable satisfaction that the financial strength of Tenant will not be adversely affected by such Sale or Reorganization. In order to ascertain whether or not there has been any Sale or Reorganization, Tenant shall make available for inspection by Landlord and its Representatives at Tenant's office, the corporate books and records of Tenant, provided that Landlord shall not be entitled to make copies of any such information and, prior to inspecting same, Landlord and its representatives, if any, shall sign Tenant's confidentiality agreement.

         (b) This Section shall not apply to a Sale by Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

13.9     ASSIGNMENT BY LANDLORD

         Landlord shall have the right to sell, lease, convey, mortgage, or otherwise dispose of the Premises or any part thereof and to assign this Lease and any interest of Landlord pursuant to this Lease without any restriction. If Landlord shall sell, lease, convey, mortgage or otherwise dispose of the Premises or any part thereof or shall assign this Lease and any interest of Landlord pursuant to this Lease, then to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon and without further agreement be released of all liability pursuant to the terms of this Lease.

14.      STATUS AND SUBORDINATION OF LEASE

14.1     STATUS STATEMENT

         Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating with reasonable particularity (if such is the case, or stating with reasonable particularity the manner in which such may not be the case):

         (a) that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case;

         (b) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid;

         (c) whether or not there is any existing default by either party under this Lease and, if so, specifying such default;

         (d) that there is no reason why the obligations of Tenant under this Lease may not be fully enforced in accordance with their terms and that there are no defences, counter claims or rights of set-off in respect of any of the same;

         (e) details of any matters in respect of which the party giving the statement or certificate currently has a claim or right to setoff, defence or counterclaim against the other party hereto;

         (f) particulars of any outstanding obligations, if any, or default, if any, under any other agreement between the parties which would affect the obligations of any of the parties pursuant hereto;

         (g)      Intentionally Deleted; and

         (h) agreement, confirmation or acknowledgement by Tenant that it will not agree to any amendment, surrender or early termination of this Lease and will not prepay any Rent by more than one (1) month beyond the specific terms hereof, without the prior written consent of any Landlord Assignee to which such statement or certificate is given.

In the event of any sale or financing of the Premises by Landlord, Tenant shall make available for inspection by Landlord and its Representatives at Tenant's office, the corporate books and records of Tenant, provided that Landlord shall not be entitled to make copies of any such information and, prior to inspecting same, Landlord and its representatives, if any, shall sign Tenant's confidentiality agreement.

14.2     SUBORDINATION

         At the option of Landlord to be expressed in writing from time to time, but subject to the delivery of a non-disturbance agreement, this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which are herein called "Mortgage" or "Mortgages") on or in any way affecting the Premises or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any of such Mortgages upon the same terms and conditions as set forth herein, and shall execute promptly on request by Landlord any certificates, agreements, instruments of postponement or attornment, or other such instruments or agreements as requested from time to time to postpone or subordinate this Lease and all of Tenant's rights hereunder to any of such Mortgages or to otherwise give full effect to any of the provisions of this Article 14.

         Tenant agrees to attorn to and become the tenant of any party whose title to the Premises is superior to that of Landlord or to any assignee from Landlord of Landlord's interest under this Lease upon the same terms and conditions as are set forth in this Lease and shall execute promptly on request any agreements or instruments of attornment to give effect to such attornment as shall be requested by Landlord at any time and from time to time.

         Notwithstanding the foregoing provisions of this Section 14.2, the Tenant shall not be required to deliver any of the agreements or other documents referred to in this Section 14.2 unless the Tenant has received a non-disturbance agreement from the relevant party.

14.3     Intentionally deleted

14.4     REGISTRATION

         Tenant shall not register this Lease or any short form or notice hereof, except in Landlord's form prepared by Landlord on Tenant's request or in such form as has been approved by Landlord in writing. The cost of preparation, approval, execution and registration of any notice or short form of this Lease or other document to be registered by Tenant shall be borne by Tenant and shall be paid by Tenant forthwith upon demand. If Tenant registers or causes or permits there to be registered against the title to the Premises any short form or notice of this Lease or other document, Tenant shall forthwith provide to Landlord details of such registration and a duplicate registered copy of the registered document. Tenant agrees to remove such registration from title to the Premises upon the expiry or earlier termination of this Lease.

15.      DEFAULT AND REMEDIES

15.1     DEFAULT AND REMEDIES

         If any of the following shall occur:

         (a) Tenant shall fail, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default shall continue for five (5) days after such payment was due, whether or not notice is given to Tenant;

         (b) Tenant shall fail, for any reason, to perform any other covenant, condition, agreement or other obligation on the part of Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent), the Rent Deposit Agreement, Letter of Credit Agreement or any other agreement between the parties, whether or not related to the Premises (except for such events described in subsections 15.1(c) through 15.1(l) for which no cure period is available), and such default shall continue for fifteen (15) days after written notice thereof or such shorter period as expressly provided herein;

         (c) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with and as expressly authorized by this Lease;

         (d) Tenant shall make an assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or make any proposal, assignment, arrangement or compromise with its creditors, or, if any steps are taken or action or proceedings commenced by any person for the dissolution, winding up or other termination of Tenant's existence or liquidation of its assets;

         (e) a trustee, receiver, receiver-manager, manager, agent or other like person shall be appointed in respect of the assets or business of Tenant;

         (f)      Tenant attempts to or does abandon the Premises;

         (g) Tenant makes any sale in bulk affecting any property on the Premises (other than in the ordinary course of business or in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation);

         (h) this Lease or any goods or other property of the Tenant shall at any time be seized or taken in execution or attachment which remains unsatisfied for a period of five (5) days or more;

         (i) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

         (j) a writ of execution has been filed against the Tenant with respect to the Premises;

         (k) there is a default under any other agreement relating to the Premises;

then, without prejudice to and in addition to any other rights and remedies to which Landlord is entitled pursuant hereto or at law, the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the following rights and remedies, all of which are cumulative and not alternative, to:

                  (i) terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant (it being understood that actual possession shall not be required to effect a termination of this Lease and that written notice, alone shall be sufficient); if this Lease is terminated in respect of part of the Premises, this Lease shall be deemed to be amended by the appropriate amendments, and proportionate adjustments in respect of Rent and any other appropriate adjustments shall be made;

                  (ii) terminate this Lease by notice to Tenant without re-entering the Premises provided that such termination notice permits Tenant to remain on the Premises as a tenant at will; Tenant agrees that, if Landlord serves a notice of termination which, among other things, permits Tenant to remain in possession of the Premises as a tenant at will, this Lease will thereupon be terminated and Tenant shall be a tenant at will and Landlord may re-enter the Premises at any time thereafter without further notice;

                  (iii) enter the Premises as agent of Tenant and as such agent to relet them for whatever term (which may be for a term extending beyond the Term) and on whatever terms and conditions as Landlord in its sole discretion may determine and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture, fixtures, equipment, stock or other property thereon and, upon giving written notice to Tenant, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alterations to the Premises in order to facilitate their reletting as Landlord shall determine, and to apply the net proceeds of the sale of any furniture, fixtures, equipment, stock or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; no such entry or taking possession of or performing alterations to or reletting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention or termination is given by Landlord to Tenant;

                  (iv) remedy or attempt to remedy any default of Tenant in performing any repairs, work or other covenants of Tenant hereunder and, in so doing, to make any payments due or claimed to be due by Tenant to third parties and to enter upon the Premises, without any liability to Tenant therefor or for any damages resulting thereby, and without constituting a re-entry of the Premises or termination of this Lease, and without being in breach of any of Landlord's covenants hereunder and without thereby being deemed to infringe upon any of Tenant's rights pursuant hereto, and, in such case, Tenant shall pay to Landlord forthwith upon demand all amounts paid by Landlord to third parties in respect of such default and all reasonable costs of Landlord in remedying or attempting to remedy any such default plus fifteen (15%) percent of the amount of such costs for Landlord's inspection, supervision, overhead and profit;

                  (v) obtain damages from Tenant including, without limitation, if this Lease is terminated by Landlord, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period of time;

                  (vi)     intentionally deleted;

                  (vii)    intentionally deleted; and

                  (viii) if this Lease is terminated due to the default of Tenant, or if it is disclaimed, repudiated or terminated in any insolvency proceedings related to Tenant (collectively "Termination"), to obtain payment from Tenant of the value of all tenant inducements which are received by Tenant pursuant to the terms of this Lease, the agreement to enter into this Lease or otherwise, including, without limitation, the amount equal to the value of any leasehold improvement allowance, tenant inducement payment, rent free periods, lease takeover, Leasehold Improvements or any other work for Tenant's benefit completed at Landlord's cost and moving allowance, which value shall be multiplied by a fraction, the numerator of which shall be the number of months from the date of Termination to the date which would have been the natural expiry of this Lease but for such Termination, and the denominator of which shall be the total number of months of the Term as originally agreed upon.

15.2     Intentionally deleted

15.3     INTEREST AND COSTS

         (a) All amounts of Rent shall bear interest from their respective due dates until the actual dates of payment at a rate which shall be three (3%) percent per annum in excess of the rate of interest known as the prime rate of interest charged by Landlord's bank in Ontario and which serves as the basis on which other interest rates are calculated for Canadian dollar loans in Ontario from time to time ("Prime Rate").

         (b) Further, on each occurrence of default in the payment of Rent, Tenant shall pay to Landlord on demand in addition to the aforesaid interest an administration fee equal to the greater of: (i) Five Hundred ($500.00) Dollars; and (ii) two percent (2%) of the amount of Rent in default.

         (c) The amounts payable pursuant to subsections 15.3(a) and (b) above shall only become payable upon demand but shall, for clarification, accrue from the respective due dates of the relevant payments, whether demanded or not, to the date of payment.

         (d) Tenant shall be responsible for and pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation and without duplication of subsection 15.3(b), reasonable compensation for all time expended by Landlord's own personnel, legal costs on a substantial indemnity basis, and all other costs of any kind whatsoever, arising from or incurred as a result of any default of Tenant or any enforcement by Landlord of any of Tenant's obligations under this Lease or any other agreement or obligation of Tenant to Landlord, whether or not related to the Premises including, but not limited to, witness costs (such as transportation, accommodation and the like).

15.4     BANKRUPTCY AND INSOLVENCY

         Tenant hereby waives any right it, or any person on its behalf, may have to disclaim, repudiate, terminate or compromise this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) ("Insolvency Proceedings") and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes. If this Lease is disclaimed, repudiated, terminated or compromised pursuant to any Insolvency Proceedings, the Tenant shall pay to the Landlord the Termination Payment to be calculated as of the day prior to the date of such disclaimer, repudiation, termination or compromise.

15.5     Intentionally deleted

15.6     Intentionally deleted

15.7     LANDLORD'S RIGHT OF DISTRESS

         (a) Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting or purporting to limit Landlord's right of distress and agrees with Landlord that, notwithstanding any such statute, all goods and chattels from time to time on the Premises shall be subject to distress for Rent and the fulfilment of all of Tenant's obligations under this Lease in the same manner as if such statute had not been passed.

         (b) In addition to any other rights of Landlord to distrain, but subject to the terms of any agreement entered into by Landlord with any of Tenant's lenders, Landlord shall have the right to distrain for any arrears of Rent all goods and chattels, including without limitation all heavy or connected machinery and equipment. Landlord may exercise any right of distress on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease. Tenant consents to being excluded by Landlord from all or any parts of the Premises for purposes of Landlord's exercising any right of distress.

         (c) Tenant further agrees that distress of all or any goods and chattels may be effected by written notice whether or not Landlord locks or otherwise secures such goods or chattels from Tenant on the Premises or elsewhere.

         (d) If Landlord effects distress by written notice or any other means, Tenant agrees not to remove or permit to be removed any distrained goods or chattels and not to interfere with the exercise of any right of distress.

         (e) Tenant agrees that Landlord's exercise of any right of distress as permitted hereby or at law shall not constitute a trespass or breach of any express or implied term of this Lease. Landlord shall not be liable for loss or damage to goods or chattels against which distress is levied no matter how caused except to the extent of direct (and not indirect or consequential) damage caused by the gross negligence of Landlord or its employees; but Landlord shall not be liable for any loss or damage caused by its bailiff or any agent through negligence or otherwise.

         (f) In exercising any right of distress, Landlord may distrain against all or any goods or chattels, irrespective of whether or of the degree to which the same may be excessive and Tenant waives any and all rights and remedies in respect thereof, including all rights under the Commercial Tenancies Act (Ontario).

         (g) In exercising any right of distress, Landlord may hold all distrained goods or chattels without limit in time and Tenant waives all rights and remedies in respect thereof.

         (h) In addition to others entitled to do so, Landlord and its agents and employees shall have the right to purchase any goods or chattels on the Premises distrained by Landlord so long as the price paid by Landlord or its agents or employees is reasonably comparable to that which might reasonably be obtained by sale under distress to an arm's length third party.

         (i) If any goods or chattels of Tenant shall be removed from the Premises, Landlord shall have the right to follow the same and exert against the same all of its rights as if such goods and chattels had remained on the Premises, such right of Landlord to include, without limitation, the right to follow such goods and chattels for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act (Ontario).

         (j)      Intentionally deleted

15.8     Intentionally deleted

15.9     Intentionally deleted

15.10    REMEDIES TO SUBSIST

         (a) No waiver of any of Tenant's obligations under this Lease and no waiver of any of Landlord's rights hereunder in respect of any default by Tenant hereunder shall be deemed to have occurred or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof, the acceptance of any Rent after the occurrence of any default by Tenant, or any verbal or written statements or agreements made by any employee of Landlord other than an agreement in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. No waiver of any of Tenant's obligations or any of Landlord's rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. The waiver by Landlord of any default of Tenant or of any rights of Landlord in respect of any term, covenant or condition herein shall not be deemed to be a waiver of any subsequent default of Tenant or rights of Landlord in respect of such term, covenant or condition.

         (b) All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

         (c) If Landlord assigns this Lease to a mortgagee or holder of other security on the Premises or any part thereof or to any other person whatsoever Landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other person whatsoever.

         (d) All Rent shall be paid by Tenant to Landlord without deduction, abatement or set-off whatsoever, except as and to the extent expressly permitted pursuant to the terms of this Lease, and Tenant hereby waives any rights of deduction, abatement or set-off available to it now or at any time in the future, including any right to deduction, abatement or set-off contained in any statute.

15.11    IMPOSSIBILITY OF PERFORMANCE

         If and to the extent that either Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or labour required to enable it to fulfill such obligation or by reason of any Laws, or by reason of any strike, lock out, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, or its not being able to obtain any permission or authority required pursuant to any applicable Laws or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord in its sole and absolute discretion. In any event, the provisions of this subsection 15.11 shall not apply to permit any delay in any payment by Tenant of any Rent.

15.12    TENANT'S LICENCES

         Tenant shall during the whole of the Term maintain in good standing and in accordance with all Laws all licences and permits of any kind whatever required for the proper conduct by Tenant of its business pursuant to the terms hereof (all of which licences and permits are hereinafter in this Section 15.12 referred to as "Licences").

16.      CHANGES AND ENTRY TO PREMISES

16.1     LANDLORD'S CONTROL

         Landlord shall have the right to: (a) obstruct or close off or restrict entry to all or any part of the Premises for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof; or
(b) grant, modify or terminate any easements or other agreements respecting any use or occupancy, or maintenance of or supply of services to, any part of the Premises; provided that in exercising any of the foregoing rights Landlord shall use reasonable best efforts to minimize interference with Tenant's access to and use of the Premises.

16.2     CHANGES TO PREMISES

         Tenant shall, from time to time, make such changes in, additions to, deletions from or relocations of any part of the Premises as are required to comply with all applicable Laws (any of which are herein referred to as "Changes"). If Tenant fails to make any such Changes, Landlord shall have the right to make such Changes as Landlord shall consider necessary, provided that the Premises, as affected by such Changes, shall be substantially the same in size and shall be in all other material respects reasonably comparable to the Premises originally demised hereby. Tenant shall not have the right to object to or make any claim on account of the exercise by Landlord of any of its rights under this Section 16.2, except that Tenant shall be entitled to an abatement of Basic Rent for any period of time that Tenant is unable to conduct business in the Premises as a result of the making of such Changes. Landlord shall make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant's business on the Premises.

16.3     ACCESS TO PREMISES

         (a) Without limiting any other rights, Landlord may have pursuant hereto or at law, Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time on reasonable prior notice to the Tenant (except in the case of an emergency, in which case no notice shall be required), for any of the following purposes:

                  (i) to examine the Premises and to perform any maintenance, repairs or alterations to any part of the Premises or to any equipment and services serving the Premises, as may be permitted by this Lease;

                  (ii)     in cases of emergency;

                  (iii)    to read any utility or other meters;

                  (iv) during the last twelve (12) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans;

                  (v) at any time during the Term to show the Premises to prospective purchasers or lenders;

                  (vi) to protect the Premises in respect of any construction or other work being performed in premises adjoining or in the vicinity of the Premises; and

                  (vii) to exercise any of the rights available to Landlord pursuant to this Lease.

         (b)      Landlord shall exercise its rights pursuant to this Section
                  16.3 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine. At any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Building without liability for any damage caused thereby.

16.4     EXPROPRIATION

         If the Premises or any part thereof shall be expropriated (which for the purposes of this Article 16 shall include a sale by Landlord to any authority with the power to expropriate, in lieu of expropriation) by any competent authority, then:

         (a) Landlord and Tenant shall co-operate with each other so that Tenant may receive such award to which it is entitled in law for relocation costs, business interruption, and the value of leasehold improvements paid for by Tenant and the amortized portion, if any, of leasehold improvements paid for by Landlord, and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation including, without limitation, all compensation for the value of Tenant's leasehold interest in the Premises;

         (b) except for such compensation to which Tenant shall be entitled as aforesaid, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord, and within ten
                  (l0) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment; and

         (c) Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease, effective on the date the expropriating authority takes possession of the whole or any portion of the Premises.

17.      MISCELLANEOUS

17.1     NOTICES

         All notices, demands, requests or other instruments ("Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail if to Tenant, at the Address for Service of Notice on Tenant, and if to Landlord, at the Address for Service of Notice on Landlord, all as provided in section 1 hereof.

         All such Notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more persons are named as Tenant or Indemnifier, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

17.2     PLANNING ACT

         This Lease is entered into subject to the provisions of and compliance with the provisions of all applicable legislation dealing with planning restrictions. If the Term, including any rights of renewal under this Lease, shall be expressed to extend for a period in excess of the maximum period for which a lease may be granted without the consent of the body having jurisdiction pursuant to such legislation ("Maximum Period"), then, until any necessary consent to this Lease is obtained pursuant to the provisions of the applicable legislation, the Term together with any rights of renewal pursuant to this Lease shall be conclusively deemed to extend for the Maximum Period less one (1) day from the Commencement Date; any application required to obtain any necessary consent pursuant to the applicable legislation shall be prosecuted by Tenant and Tenant shall be solely responsible for all costs of such application and all costs, levies and charges of any kind whatever which shall be charged or imposed as a result of the application for consent pursuant to the applicable legislation and to obtain such consent. Tenant shall provide to Landlord copies of all applications, correspondence and other documents in respect of any application for consent pursuant to such legislation and shall keep Landlord informed of all matters relating to the prosecution of such application. Notwithstanding the foregoing, Landlord shall have the right, at its option, to apply for any such consent and if Landlord does so, Tenant shall bear the full cost thereof and shall be responsible for all costs, levies and other charges charged or imposed as a result of such application or in order to obtain such consent.

17.3     COMPLETE AGREEMENT

         It is understood and agreed that other than and to the extent that any other written agreement between Landlord and Tenant respecting the Premises expressly by its terms remains in force, this Lease constitutes the complete agreement between the parties and that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein. Tenant acknowledges that no representatives of Landlord are authorized to make on Landlord's behalf any covenants, representations, agreements, warranties or conditions of any kind or in any manner whatsoever other than as expressly set forth in writing.

         No amendment to this Lease shall be binding upon a party unless the same is in writing and executed by such party.

17.4     Intentionally deleted

17.5     TIME OF THE ESSENCE

         Time is of the essence of this Lease and all parts hereof.

17.6     APPLICABLE LAW

         This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, except to the extent, if any, expressly provided to the contrary herein, and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

17.7     SEVERABILITY

         If any provision of this Lease or any portion thereof or the application of any of the same is illegal, unenforceable or invalid, it shall be considered separate and severable from this Lease and all of the remaining provisions hereof shall remain in full force and effect as though any such provision of this Lease or any portion thereof had not been included in this Lease but such provision of this Lease or portion hereof shall nonetheless continue to be enforceable to the full extent permitted by law.

         Neither party is obliged to enforce this Lease to the extent that by so doing they would be contravening any applicable Laws.

17.8     SECTION NUMBERS AND HEADINGS

         The table of contents of this Lease and all section numbers and all headings are inserted as a matter of convenience only and shall in no way limit or affect the interpretation of this Lease.

17.9     INTERPRETATION

         Whenever a word importing singular or plural is used in this Lease, such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", "hereinafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section, or portion hereof being less than the whole.

17.10    SUCCESSORS

         This Lease and all portions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives excepting only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

17.11    PRIVACY POLICY

         Tenant hereby consents to the collection, use and disclosure of personal information collected by or on behalf of Landlord by Bentall Real Estate Services Limited Partnership ("Bentall") or any of Landlord's or Bentall's agents, affiliates, or service providers for the purposes of: (i) considering this Lease and determining the suitability of Tenant both for the initial Term and any renewals or extensions thereafter, if applicable; (ii) taking action for collection of Rents in the event of default by Tenant; (iii) facilitating the pre-authorization payment plan, if applicable; and (iv) otherwise complying with Bentall's Privacy Policy, a copy of which is available at www.Bentall.com. Consent under this Lease includes the disclosure of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers. Tenant also consents to, and confirms its authority to consent to Bentall's collection, use and disclosure, for such purposes, of personal information about employees of Tenant and other individuals whose personal information is provided to or collected by Bentall in connection with this Lease.

18.      LIMITATION OF LIABILITY

         If Landlord or any assignee of the beneficial rights of Landlord is ever a Real Estate Investment Trust (a "REIT"), then Tenant acknowledges and confirms that the obligations of Landlord hereunder are not and will not be binding on a trustee of the REIT, any registered or beneficial holder of one or more units of a REIT ("Unitholder") or any annuitant under a plan of which such a Unitholder acts as trustee or carrier, or any officers, employees or agents of the REIT and that resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing and for clarity, Tenant's recourse, if any, in respect of the obligations of the REIT shall be limited to the REIT's interest in the Premises.

19.      INDEPENDENT LEGAL ADVICE

         Tenant acknowledges the suggestion of Landlord that, before executing this Lease, Tenant should obtain independent legal advice and acknowledges that same has been received.

20.      COUNTERPARTS AND FACSIMILE

         This Lease may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. This Lease may be transmitted by telecopier and the reproductions of signatures by way of telecopier will be treated as though such reproductions were executed originals and each party undertakes to provide the other with a copy o this Lease bearing original signatures within a reasonable time after the date of execution.

         IN WITNESS WHEREOF the parties have executed this Lease.

                           WESTPEN PROPERTIES LTD.

                           Per:     /s/ Francis Navaratnam
                                    -----------------------------------------
                                    Name: Francis Navaratnam
                                    Title:

                           Per:     /s/ Paul Zemla
                                    --------------------------------------
                                    Name: Paul Zemla
                                    Title:

                           I/We have authority to bind the Corporation.

                           AMRAM'S DISTRIBUTING LTD.

                           Per:     /s/ Elliot Rivkin
                                    -----------------------------------------
                                    Name: Elliot Rivkin
                                    Title: President

                           Per:                                           c/s
                                    --------------------------------------
                                    Name:
                                    Title:

                           I/We have authority to bind the Corporation.

                                  SCHEDULE "A"

                          LEGAL DESCRIPTION OF PREMISES

         PIN Nos. 14021-0257 (LT) and 14021-0155 (LT).

                                  SCHEDULE "B"

                            OUTLINE PLAN OF PREMISES

                              Intentionally deleted

                                  SCHEDULE "C"

                               SPECIAL PROVISIONS

1.                CONDITIONS TO TENANT'S RIGHTS

                  If:

         (a) Tenant is not in default and has not habitually been in default during the Term;

         (b) Tenant has not become insolvent or bankrupt, and has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

         (c) a petition in bankruptcy has not been filed against Tenant and a receiving order has not been made against Tenant, and no proceedings have been commenced respecting the winding-up or termination of the existence of Tenant; and

         (d) no receiver or other person has taken possession or effective control of the assets or business of Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever, and there are no outstanding writs of execution against Tenant;

         (e) Tenant and/or its Permitted Transferee is in occupation of all or a substantial portion of the Premises;

then, and only then, Tenant shall have the rights conferred under Sections 2 and 3 of this Schedule "C".

2.                OPTION TO EXTEND

         (a) Subject to Section 1 and 3 of this Schedule "C", Tenant shall have the option to extend the Lease for One (1) further term of Five (5) years (the "Extension Term"). Such extension shall be on the same terms and conditions as contained in the Lease, except that: (i) there shall be no further right to extend after the expiry of the Extension Term; (ii) the Basic Rent shall be such amount as determined pursuant to subsection (b) of this section; and (iii) there shall be no tenant's allowance or rent-free period for the Extension Term and the Premises shall be accepted by Tenant in "as is" condition at the commencement of the Extension Term without Landlord being required to perform any work. Such right to extend shall be exercisable by notice to Landlord ("Extension Notice") by, subject to the provisions of Subsection 3(a) below, not later than nine (9) months prior to the expiry of the original Term hereof, failing which such right shall be null and void and forever extinguished.

         (b) The Basic Rent for the Extension Term shall be the market rent for the Premises ("Market Rent"). As used herein, "Market Rent" means the annual rental which could reasonably be obtained by Landlord for the Premises from a willing tenant or willing tenants dealing at arms' length with Landlord in the market prevailing for a term commencing on the commencement date of the Extension Term, having regard to all relevant circumstances including the size and location of the Premises, the facilities afforded, the terms of the lease thereof (including its provisions for Additional Rent), the condition of the Premises and the extent and quality of the improvements therein (disregarding Tenant's trade fixtures and also disregarding any deficiencies in the condition and state of repair of the Premises as a result of Tenant's failure to comply with its obligations hereunder in respect of the maintenance and repair of the Premises) and the use of the Premises and having regard to rentals currently being obtained for comparable space in other buildings comparably located. The Market Rent for the Extension Term shall be as agreed upon between Landlord and Tenant or, failing agreement by Landlord and Tenant by not later than three (3) months prior to the expiry of the Term hereof, the Market Rent shall be established in the manner set out in subsection (c) of this section. In the event that the Basic Rent payable during the Extension Term has not been determined prior to the commencement of the Extension Term, then until such determination has been made, Tenant shall pay Basic Rent at a rate equal to one hundred and twenty-five (125%) percent of the Basic Rent payable during the last year of the original Term hereof. Upon determination of the Basic Rent for the Extension Term, either Landlord shall pay to Tenant any excess, or Tenant shall pay to Landlord any deficiency, in the payments of Basic Rent previously made by Tenant.

         (c) Either Landlord or Tenant (the "Requesting Party") shall be entitled to notify the other party hereto (the "Receiving Party") of the name of an expert for the purpose of determining the Market Rent. Within fifteen (15) days after such notice from the Requesting Party, the

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                  Receiving Party shall notify the Requesting Party either
                  approving the expert proposed by the Requesting Party or naming another expert for the purpose of determining the Market Rent. Should the Receiving Party fail to give notice to the Requesting party within the said fifteen (15) day period, the expert named in the notice given by the Requesting Party shall perform the expert's functions hereinafter set forth. If Landlord and Tenant are unable to agree upon the selection of the expert within fifteen (15) days after such notice from the Receiving Party to the Requesting Party, then either party shall be entitled to apply to a court to appoint an expert in the same manner as an arbitrator may be appointed by a court under the Arbitration Act, 1991 (Ontario), as amended or replaced. The expert appointed, either by Landlord and/or Tenant or by a court, shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the municipality in which the Project is located for at least the immediately preceding five (5) years. Within thirty (30) days after being appointed the expert shall make a determination of the Market Rent for the Extension Term, without receiving evidence from either Landlord or Tenant. The cost of such determination shall be borne by the parties equally. The determination of the expert as to the Market Rent shall be conclusive and binding upon Landlord and Tenant and not subject to appeal.

         (d) Tenant shall execute such documentation as is required by Landlord to give effect to the foregoing.

3.                RIGHT TO EXPAND

         (a)      Subject to:

                  (i)      the provisions of Section 1 of this Schedule "C";

                  (ii) Tenant's delivery to Landlord of financial information reasonably satisfactory to Landlord in order to enable Landlord to satisfy itself that the financial strength of the Tenant is substantially as good as it was on the Commencement Date;

                  (iii) Landlord being able to obtain a building permit and all development approvals;

                  (iv) Landlord being able to obtain the consent of its lender, which consent Landlord agrees to use commercially reasonable efforts to obtain,

                  at any time during the first seven (7) years of the initial Term only, Tenant may deliver written notice to Landlord ("Expansion Notice") requiring Landlord to construct expansion premises ("Expansion Premises") comprising, at the Tenant's option, either:

                           (A) approximately Forty-Eight Thousand (48,000) square feet of Rentable Area, containing approximately Thirty-Eight Thousand (38,000) square feet of warehouse premises and approximately Ten Thousand (10,000) square feet of office premises, as shown on Schedule "C-1"; or

                           (B) approximately Thirty-Eight Thousand (38,000) square feet of Rentable Area being warehouse premises only.

                  Concurrently with its delivery to Landlord of the Expansion Notice, Tenant shall deliver to Landlord the Extension Notice and the requirements for delivery of the Extension Notice, as provided in subsection 2(a) above, shall hereby be waived for such purpose. For greater certainty, if Tenant delivers the Expansion Notice after the expiry of the fifth (5th) year of the initial Term, the Extension Term shall be increased by the number of days in the period between the first (1st) day of the sixth (6th) year of the initial Term, and the date of the Expansion Notice.

         (b) On or before the seventh (7th) day following Landlord's receipt of the Expansion Notice, the parties will meet to discuss the preliminary plans and specifications with respect to the Expansion Premises. Landlord will prepare the plans and specifications for the construction of the Expansion Premises and an estimated development schedule and Landlord's estimated cost to complete the Expansion Premises to base building standard, fully integrated with the Premises, including all hard and soft costs and Landlord's development fee ("Cost"). Provided Landlord and Tenant, acting reasonably, agree to the final plans and specifications, the development schedule and the Cost (which the parties shall use commercially reasonable efforts to do within ten (10) business days of initial meeting as aforesaid), that the zoning permits such Expansion Premises and that appropriate permits are obtainable from the necessary authorities, Landlord will construct the Expansion Premises.

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                                     - 3 -


         (c) Landlord shall have no obligation to apply for a building permit or commence site plan approval or construction of the Expansion Premises until Tenant has executed an agreement amending the provisions of this Lease to incorporate the terms and conditions of this Section 3. Effective on the date construction of the Expansion Premises is substantially complete, the Tenant shall pay Basic Rent in respect of the Expansion Premises at an annual rate determined by multiplying the actual Cost by eight (8%) percent.


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                                 SCHEDULE "C-1"

                               EXPANSION PREMISES

                                  SCHEDULE "D"

                           ENVIRONMENTAL QUESTIONNAIRE


Tenant's Name:                              Premises:
                     -----------------------           -------------------------

Address:
                     -----------------------------------------------------------

Telephone:           (      )               Fax:       (      )
                     -----------------------           -------------------------

Person Responsible:
                     -----------------------------------------------------------


a) Describe the business activities carried on in the Premises and specify raw materials used, goods manufactured and any resulting waste materials or by-products that are generated;


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b)       Will the business activities to be carried on in the Premises entail the use, generating or storing of any Hazardous Substances in any quantity? (including but not limited to chemical products, degreasers, corrosives, flammable or combustibles, fuels, solvents, paints, medication, oil, gas, batteries, extinguisher, etc.)
         NO  [ ]    YES  [ ]    (If so, describe...)

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c)       Indicate the approximate amounts of Hazardous Substances which will be used or generated, monthly or annually, in the Premises.

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d)       How do you intend to store the Hazardous Substances described in c)?

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e)       How will you dispose of the Hazardous Substances generated in the
         Premises by your business and who will be the carrier?

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f)       Will the business activities to be carried on in the Premises require that you obtain any certificate of authorization, permit, environmental approvals, or provide environmental data (ie NPRI or Ontario Reg. 127) to government agencies?
         NO  [ ]    YES  [ ]   (If so, give details and attach your certificate)

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                                     - 2 -


g) Will the business activities to be carried on in the Premises entail the discharge of Hazardous Substances into the sewer system, water system or into the air? If so, will pollution control equipment be required in the Premises to comply with Environmental Law and applicable Laws?
         NO  [ ]    YES  [ ]    (If so, give details and list standards to be
         met)

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i)       Will the business activities to be carried on in the Premises necessitate the installation of an underground or surface storage tank in the Premises?
         NO  [ ]    YES  [ ]    (If so, describe in detail the tank to be
         installed and material to be stored)

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k)       Do you intend to have a prevention training or emergency plan in place to prevent an environmental incident or to deal with one if it occurs?
         NO  [ ]    YES  [ ]    (If so, give details and attach a copy of the
         plan and/or training procedure)

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l)       Does your firm have an environmental management program in place?
         NO  [ ]    YES  [ ]    (If so, give details and attach a copy of the
         program)

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m)       Do you have appropriate insurance to handle Hazardous Substances?
         NO  [ ]    YES  [ ]    (If so, give details and attach a copy of the
         policy or certificate of such policy)

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DATE:                     TENANT'S SIGNATURE:
      -------------------                          -----------------------------

All defined terms where used herein shall have the meaning ascribed to them in the Lease of which this Schedule forms part.